EXECUTION COPY
                                                                     Exhibit 1.1

                                 $2,141,000,000

                         PERMANENT FINANCING (NO. 6) PLC

          $1,000,000,000 Series 1 Class A Floating Rate Notes due 2005

           $35,800,000 Series 1 Class B Floating Rate Notes due 2042

           $34,700,000 Series 1 Class C Floating Rate Notes due 2042

          $1,000,000,000 Series 2 Class A Floating Rate Notes due 2011

           $35,800,000 Series 2 Class B Floating Rate Notes due 2042

           $34,700,000 Series 2 Class C Floating Rate Notes due 2042

                             Underwriting Agreement

                                                                November 5, 2004

Citigroup Global Markets Limited
Credit Suisse First Boston (Europe) Limited
Deutsche Bank Securities Inc.
     as Class A Representatives of the
     several Class A Underwriters listed
     in Schedule I hereto and

Citigroup Global Markets Limited
Credit Suisse First Boston (Europe) Limited as Class B/C Joint Lead Underwriters

Ladies and Gentlemen:

       Permanent Financing (No. 6) PLC, a public limited company incorporated under the laws of England and Wales (the "ISSUER"), proposes to issue and sell to (i) the Class A Underwriters listed in Schedule I hereto (the "CLASS A UNDERWRITERS"), for whom Citigroup Markets Limited, Credit Suisse First Boston (Europe) Limited and Deutsche Bank Securities Inc. are acting as representatives (the "CLASS A REPRESENTATIVES"), $1,000,000,000 Series 1 Class A Issuer Notes due 2005 (the "SERIES 1 CLASS A ISSUER NOTES") and $1,000,000,000 Series 2 Class A Issuer Notes due 2011 (the "SERIES 2 CLASS A ISSUER NOTES") as set forth in
Schedule I hereto and (ii) Citigroup Global Markets Limited and Credit Suisse First Boston (Europe) Limited acting as joint lead underwriters (the "CLASS B/C JOINT LEAD UNDERWRITERS" and, together with the Class A Underwriters, the "UNDERWRITERS"; and the Class B/C Joint Lead Underwriters, together with the Class A Representatives, the "REPRESENTATIVES"), $35,800,000 Series 1 Class B Issuer Notes due 2042 (the "SERIES 1 CLASS B ISSUER NOTES"), $34,700,000 Series 1 Class C Issuer Notes due 2042 (the "SERIES 1 CLASS C ISSUER Notes" and, together with the Series 1 Class A Issuer Notes and the Series 1 Class B Issuer Notes, the "SERIES 1 ISSUER NOTES") and $35,800,000 Series 2 Class B Issuer Notes due 2042 (the "SERIES 2 CLASS B ISSUER Notes"), $34,700,000 Series 2 Class C Issuer Notes due 2042 (the "SERIES 2 CLASS C ISSUER NOTES" and, together with the Series 2 Class A Issuer Notes and the Series 2 Class B Issuer Notes, the "SERIES 2 ISSUER NOTES" and the Series 2 Issuer Notes together with the Series 1 Issuer Notes, the "OFFERED NOTES") as set forth in

Schedule I hereto. The Series 1 Class A Issuer Notes and the Series 2 Class A Issuer Notes shall be hereinafter referred to as the "CLASS A OFFERED NOTES" and the Series 1 Class B Issuer Notes, the Series 1 Class C Issuer Notes, the Series 2 Class B Issuer Notes and the Series 2 Class C Issuer Notes shall be hereinafter referred to as the "CLASS B/C OFFERED NOTES".

       The Offered Notes will be denominated in U.S. dollars and in denominations of $10,000 and $1,000 or integral multiples thereof. The Offered Notes will be issued on or about November 18, 2004, at 1:00 P.M. (London time) or at such other time and/or date as the Issuer and the Representatives on behalf of the applicable Underwriters may agree (the "CLOSING DATE"). The issue of the Offered Notes is referred to in this Agreement as the "Issue".

       Simultaneously with the Issue, the Issuer intends to issue (pound)1,000,00,000 Series 3 Class A Floating Rate Notes due 2042 (the "SERIES 3 CLASS A ISSUER NOTES"), (pound)35,300,000 Series 3 Class B Floating Rate Notes due 2042 (the "SERIES 3 CLASS B ISSUER NOTES"), (pound)34,200,000 Series 3 Class C Floating Rate Notes due 2042 (the "SERIES 3 CLASS C ISSUER NOTES" and, together with the Series 3 Class A Issuer Notes and the Series 3 Class B Issuer Notes, the "SERIES 3 ISSUER NOTES"), (euro)750,000,000 Series 4 Class A Issuer Notes due 2042 (the "SERIES 4 CLASS A ISSUER NOTES"), (euro)26,100,000 Series 4 Class B Issuer Notes due 2042 (the "SERIES 4 CLASS B ISSUER NOTES"),
(euro)25,300,000 Series 4 Class C Issuer Notes due 2042 (the "SERIES 4 CLASS C ISSUER NOTES" AND, together with the Series 4 Class A Issuer Notes and the Series 4 Class B Issuer Notes, the "SERIES 4 ISSUER NOTES"), (pound)500,000,000 Series 5 Class A2 Issuer Notes due 2042 (the "SERIES 5 CLASS A2 ISSUER NOTES"), (pound)34,800,000 Series 5 Class B Issuer Notes due 2042 (the "SERIES 5 CLASS B ISSUER NOTES"), (pound)33,700,000 Series 5 Class C Issuer Notes due 2042 (the "SERIES 5 CLASS C ISSUER NOTES" and, together with the Series 5 Class A2 Issuer Notes and the Series 5 Class B Issuer Notes, the "SERIES 5 ISSUER NOTES", and together with the Series 3 Issuer Notes and the Series 4 Issuer Notes, the "REG S NOTES"). By a subscription agreement dated on or about the date hereof (the "SUBSCRIPTION AGREEMENT") among the Issuer, Halifax plc ("HALIFAX"), Permanent Funding (No. 1) Limited ("FUNDING 1"), Permanent Mortgages Trustee Limited (the "MORTGAGES TRUSTEE") and the respective managers named therein (the "MANAGERS"), the Managers have agreed to subscribe and pay for the Reg S Notes upon the terms and subject to the conditions therein contained. The Offered Notes, together with the Reg S Notes, are referred to herein as the "NOTES". Also on the Closing Date, the Issuer intends to issue and sell to HBOS Treasury Services plc (pound)500,000,000 Series 5 Class A1 Floating Rate Notes due 2042 (tHe "HBOS NOTES") pursuant to a separate subscription agreement between the Issuer and HBOS Treasury Services plc (the "HBOS SUBSCRIPTION AGREEMENT").

       The Notes will be constituted by, issued subject to and have the benefit of, a trust deed (the "ISSUER TRUST DEED") to be entered into on or before the Closing Date between the Issuer and The Bank of New York as trustee for the Noteholders (the "NOTE TRUSTEE").

       The Notes (together with the Issuer's obligations to its other creditors) will be secured by the benefit of security interests created under a deed of charge and assignment by way of security (the "ISSUER DEED OF CHARGE") to be entered into on or before the Closing Date by the Issuer, the Note Trustee, Citibank, N.A. (in its capacity as the "PRINCIPAL PAYING AGENT", the "US PAYING AGENT", the "REGISTRAR", the "TRANSFER AGENT" and the "AGENT BANK"), Swiss Re Financial Products Corporation as dollar currency swap provider to the Issuer in respect of the Series 1 Issuer Notes (the "SERIES 1 ISSUER DOLLAR CURRENCY SWAP PROVIDER")

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

and Banque AIG as dollar currency swap provider to the Issuer in respect of the Series 2 Issuer Notes (the "SERIES 2 ISSUER DOLLAR CURRENCY SWAP PROVIDER", together with the Series 1 Issuer Dollar Currency Swap Provider, the "ISSUER DOLLAR CURRENCY SWAP PROVIDERS"), Citibank N.A., London Branch as euro currency swap provider to the Issuer in respect of the Series 4 Issuer Notes (the "ISSUER EURO CURRENCY SWAP PROVIDER"), HBOS Treasury Services PLC as interest rate swap provider to the Issuer in respect of the Series 5 Class A1 Issuer Notes (the "ISSUER INTEREST RATE SWAP PROVIDER"), Halifax in its capacity as cash manager to the Issuer (the "ISSUER CASH MANAGER"), Halifax as Funding 1 swap provider (the "FUNDING 1 SWAP PROVIDER" and, together with the Issuer Dollar Currency Swap Providers, the Interest Rate Swap Provider and the Issuer Euro Currency Swap Provider, the "SWAP PROVIDERS"), Bank of Scotland in its capacity as account bank to the Issuer (the "ISSUER ACCOUNT BANK") and Structured Finance Management Limited in its capacity as corporate services provider to the Issuer (the "ISSUER CORPORATE SERVICES PROVIDER").

       Payments of principal of, and interest on, the Offered Notes will be made by or on behalf of the Issuer to the US Paying Agent and by the US Paying Agent to holders of the Offered Notes on behalf of the Issuer under a paying agent and agent bank agreement to be entered into on or before the Closing Date (the "ISSUER PAYING AGENT AND AGENT BANK AGREEMENT") between the Issuer, the Note Trustee, the Agent Bank, the paying agents named therein, the Transfer Agent and the Registrar.

       Each class of the Offered Notes will be in fully registered permanent global form. The Registrar will maintain a register (the "REGISTER") in respect of the Offered Notes in accordance with the Issuer Paying Agent and Agent Bank Agreement. The global issuer notes representing the Offered Notes (the "GLOBAL ISSUER NOTES") will be deposited on behalf of the beneficial owners of the Offered Notes with Citibank N.A., as custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company ("DTC").

       The Issuer will use an amount equal to the aggregate of the gross proceeds of the Issue, the gross proceeds of the Reg S Notes issue and the gross proceeds of the HBOS Notes issue to make a loan to Funding 1 pursuant to an intercompany loan agreement to be entered into on or before the Closing Date between the Issuer, Funding 1, the Agent Bank and The Bank of New York as security trustee (the "SECURITY TRUSTEE") (the "ISSUER INTERCOMPANY LOAN AGREEMENT" and the loan made thereunder the "ISSUER INTERCOMPANY LOAN").

       On the Closing Date, Funding 1 will pay the proceeds of the Issuer Intercompany Loan to Halifax in its capacity as the seller (the "SELLER"), or to its order, as consideration in part for the sale of a new portfolio of mortgage loans and interests in their related insurances and in their related security to the Mortgages Trustee (the "NEW PORTFOLIO"), thereby increasing Funding 1's share of the Portfolio (as defined below).

       On June 14, 2002 and on several subsequent dates (each an "ASSIGNMENT DATE"), Halifax completed the sale of first residential mortgage loans (the "LOANS") and an interest in their related insurances and their related security (together, the "RELATED SECURITY" and, together with the Loans, any accrued interest on the Loans and other amounts derived from the Loans, the "PORTFOLIO" being the "SCOTTISH PORTFOLIO" to the extent that such Portfolio relates to Loans ("SCOTTISH LOANS") which are secured by a standard security over a property in Scotland and being the "ENGLISH PORTFOLIO" to the extent that such Portfolio relates to Loans ("ENGLISH LOANS") which are secured by a mortgage over a property in England and Wales) to the Mortgages Trustee pursuant to the mortgage sale agreement dated June 14,

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2002 among Halifax, the Mortgages Trustee, Funding 1 and the Security Trustee
(the "MORTGAGE SALE AGREEMENT" as the same may be amended, restated, supplemented, or otherwise modified from time to time).

       Each of the Mortgages Trustee, Funding 1 and the Security Trustee has appointed Halifax as servicer (the "SERVICER") to service the Portfolio pursuant to a Servicing Agreement dated June 14, 2002 (the "SERVICING AGREEMENT" as the same may be amended, restated, supplemented, or otherwise modified from time to time). The Mortgage Sale Agreement and certain other documents incorporate by reference definitions appearing in a master definitions and construction schedule which was signed on June 14, 2002 by way of identification for and on behalf of Allen & Overy LLP and Sidley Austin Brown & Wood (the "MASTER DEFINITIONS SCHEDULE" as the same may be amended, restated, supplemented, or otherwise modified from time to time).

       The Mortgages Trustee holds the Portfolio on a bare trust for the benefit of Funding 1 and the Seller as tenants in common pursuant to the mortgages trust deed dated June 13, 2002 among the Seller, Funding 1 and the Mortgages Trustee (the "MORTGAGES TRUST DEED" as the same may be amended, restated, supplemented, or otherwise modified from time to time). The Mortgages Trustee entered into a guaranteed investment contract with Bank of Scotland (in such capacity, the "MORTGAGES TRUSTEE GIC PROVIDER") dated June 14, 2002 in respect of its principal bank account (the "MORTGAGES TRUSTEE GUARANTEED INVESTMENT CONTRACT" as the same may be amended, restated, supplemented, or otherwise modified from time to time).

       Funding 1's obligations to the Issuer under the Issuer Intercompany Loan Agreement and to Funding 1's other creditors will be secured with the benefit of security interests created by (i) a deed of charge and assignment dated June 14, 2002, which includes any deed of accession entered into in connection therewith or supplemental thereto (the "FUNDING 1 DEED OF CHARGE" as the same may be amended, restated, supplemented, or otherwise modified from time to time) entered into by the Seller, Funding 1, Permanent Financing (No. 1) PLC (the "FIRST ISSUER"), Halifax in its capacity as swap provider (the "FUNDING 1 SWAP PROVIDER"), Bank of Scotland in its capacity as GIC provider (the "FUNDING 1 GIC PROVIDER"), the Security Trustee, Halifax in its capacity as cash manager to the Mortgages Trustee and Funding 1 (the "CASH MANAGER"), Bank of Scotland in its capacity as account bank to the Mortgages Trustee, Bank of Scotland in its capacity as account bank to Funding 1 (in such capacities, each an "ACCOUNT BANK"), Halifax in its capacity as start-up loan provider to Funding 1 (the "Start-up Loan Provider") and Structured Finance Management Limited in its capacity as corporate services provider to Funding 1 (the "FUNDING 1 CORPORATE SERVICES PROVIDER"); and (ii) a deed of charge and assignment dated March 12, 2004 (supplemental to the Funding 1 Deed of Charge) entered into by the Issuer, the Security Trustee, the Mortgages Trustee and others which includes any deed of accession entered into in connection therewith or supplemental thereto (the "SECOND SUPPLEMENTAL FUNDING 1 DEED OF CHARGE").

       The Funding 1 Deed of Charge was acceded to pursuant to a deed of accession dated March 6, 2003 by Permanent Financing (No. 2) PLC and the Start-up Loan Provider, a second deed of accession dated November 25, 2003 by Permanent Financing (No.3) PLC and the Start-up Loan Provider, a third deed of accession dated March 12, 2004 by Permanent Financing (No. 4) PLC and the Start-Up Loan Provider and a fourth deed of accession dated July 22, 2004 by Permanent Financing (No. 5) PLC and the Start-Up Loan Provider, each of which thereby became secured creditors of Funding 1. On or before the Closing Date, the Issuer and the Start-up Loan Provider will, pursuant to a fifth deed of accession (the "FIFTH

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DEED OF ACCESSION") accede to the terms of the Funding 1 Deed of Charge and thereby become secured creditors of Funding 1.

       In connection with the purchase of the initial mortgage trust portfolio and the issue of certain notes by the First Issuer, Funding 1, in addition to the documents described above, entered into on June 14, 2002 (the "INITIAL CLOSING DATE"), (1) a cash management agreement with the Cash Manager, the Mortgages Trustee and the Security Trustee (the "CASH MANAGEMENT AGREEMENT" as the same may be amended, restated, supplemented, or otherwise modified from time to time); (2) a bank account agreement with the Account Bank and the Mortgages Trustee (the "BANK ACCOUNT AGREEMENT" as the same may be amended, restated, supplemented, or otherwise modified from time to time); (3) a start-up loan agreement (the "FIRST START-UP LOAN AGREEMENT" as the same may be amended, restated, supplemented, or otherwise modified from time to time) with the Start-up Loan Provider; (4) a guaranteed investment contract with the Funding 1 GIC Provider (the "FUNDING 1 GUARANTEED INVESTMENT CONTRACT" as the same may be amended, restated, supplemented, or otherwise modified from time to time); (5) the Funding 1 corporate services agreement between Permanent Holdings Limited ("HOLDINGS"), Funding 1, Permanent PECOH Limited in its capacity as the post-enforcement call option holder (the "POST-ENFORCEMENT CALL OPTION HOLDER"), SFM Corporate Services Limited (the "SHARE TRUSTEE"), the Seller, the Security Trustee and the Funding 1 Corporate Services Provider (the "FUNDING 1 CORPORATE SERVICES AGREEMENT" as the same may be amended, restated, supplemented, or otherwise modified from time to time); and (6) the Funding 1 liquidity facility agreement between Funding 1, JPMorgan Chase Bank (the "FUNDING 1 LIQUIDITY FACILITY PROVIDER"), the Cash Manager and the Security Trustee (the "FUNDING 1 LIQUIDITY FACILITY AGREEMENT" as the same may be amended, restated, supplemented, or otherwise modified from time to time) each of which will remain in effect, as applicable, in respect of the issue of the Notes.

       In connection with the issue of the Notes, the Issuer will also execute and deliver, on or before the Closing Date, (1) the Global Issuer Notes relating to each class of the Notes; (2) the Issuer corporate services agreement among Holdings, the Share Trustee, the Issuer, the Seller, the Security Trustee and the Issuer Corporate Services Provider (the "ISSUER CORPORATE SERVICES AGREEMENT"); (3) a cash management agreement among the Issuer, the Issuer Cash Manager and the Security Trustee (the "ISSUER CASH MANAGEMENT AGREEMENT"); (4) a bank account agreement (the "ISSUER BANK ACCOUNT AGREEMENT") among the Issuer Account Bank, the Issuer Cash Manager, the Security Trustee and the Issuer; (5) a post-enforcement call option agreement (the "ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT") among the Issuer, the Note Trustee, the Registrar, the Transfer Agent and the Post-Enforcement Call Option Holder; (6) ISDA Master Agreements including the schedules thereto and confirmations thereunder in respect of Dollar/Sterling currency swaps among the Issuer, the relevant Issuer Dollar Currency Swap Provider and the Security Trustee (each an "ISSUER DOLLAR CURRENCY SWAP AGREEMENT"); (7) ISDA Master Agreements including the schedules thereto and confirmations thereunder in respect of the interest rate swap among the Issuer, the Interest Rate Swap Provider and the Security Trustee (the "INTEREST RATE SWAP AGREEMENT"); and (8) ISDA Master Agreements including the schedules thereto and confirmations thereunder in respect of Euro/Sterling currency swaps among the Issuer, the relevant Issuer Euro Currency Swap Provider and the Security Trustee (each an "ISSUER EURO CURRENCY SWAP AGREEMENT" and together with each Issuer Dollar Currency Swap Agreement and the Interest Rate Swap Agreement, the "SWAP AGREEMENTS").

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       As required, the Issuer, Funding 1, the Mortgages Trustee and/or Halifax
have entered or will enter into any other relevant documents to be signed and delivered on or before the Closing Date (such documents, together with the Mortgage Sale Agreement (including any amendments to such Mortgage Sale Agreement to be entered on or about the Closing Date), the Scottish declaration of trust entered into among Halifax, the Mortgages Trustee and Funding 1 pursuant to the Mortgage Sale Agreement (such Scottish declaration of trust together with any further Scottish declaration of trust entered into from time to time pursuant to the Mortgage Sale Agreement, each a "SCOTTISH DECLARATION OF TRUST"), the Mortgages Trust Deed (including any amendment to such Mortgages Trust Deed to be entered on or about the Closing Date), the Funding 1 Swap Agreement, the corporate services agreement entered into between the Mortgages Trustee, the Security Trustee and SFM Offshore Limited (the "MORTGAGES TRUSTEE CORPORATE SERVICES AGREEMENT"), the Servicing Agreement (including the amendment to such Servicing Agreement to be entered into on or about the Closing Date), the Funding 1 Liquidity Facility Agreement (including the amendment to such Funding 1 Liquidity Facility Agreement to be entered into on or about the Closing Date), the amendment to the Master Definitions Schedule to be entered into on or about the Closing Date, the Mortgages Trustee Guaranteed Investment Contract, the Issuer Intercompany Loan Agreement, the Funding 1 Guaranteed Investment Contract, the Funding 1 Corporate Services Agreement, the sixth start-up loan agreement to be entered into between Funding 1, the Start-up Loan Provider and the Security Trustee (the "SIXTH START-UP LOAN AGREEMENT"), the Cash Management Agreement, the Bank Account Agreement, the Funding 1 Deed of Charge, the Second Supplemental Funding 1 Deed of Charge, the Fifth Deed of Accession to the Funding 1 Deed of Charge, the Issuer Deed of Charge, the Issuer Trust Deed, the Issuer Post-Enforcement Call Option Agreement, the Issuer Cash Management Agreement, the Issuer Paying Agent and Agent Bank Agreement, the Issuer Bank Account Agreement, the Issuer Corporate Services Agreement, the Swap Agreements, this Agreement, the Subscription Agreement and the HBOS Subscription Agreement, each as they have been or may be amended, restated, varied or supplemented from time to time, are collectively referred to herein as the "LEGAL AGREEMENTS").

       To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Registration Statement and the Prospectus (each as defined below).

       The Issuer hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Offered Notes, as follows:

1.     Purchase of the Offered Notes by the Underwriters.

       (a) The Offered Notes will be issued at a price equal to the aggregate of 100 per cent. of the aggregate principal amount of each of the Series 1 Class A Issuer Notes, the Series 1 Class B Issuer Notes, the Series 1 Class C Issuer Notes, the Series 2 Class A Issuer Notes, the Series 2 Class B Issuer Notes and the Series 2 Class C Issuer Notes (the "ISSUE PRICE"). The Issuer agrees to sell the Class A Offered Notes to the several Class A Underwriters and the Class B/C Offered Notes to the Class B/C Joint Lead Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of each class of the Offered Notes set forth opposite such Underwriter's name in Schedule I hereto at the Issue Price. The Issuer will not be obligated to deliver any of the Offered Notes except upon payment for all the Offered Notes to be purchased as provided herein.

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       (b)    The Issuer understands that the Underwriters intend to make a public offering of their respective portions of the Offered Notes as soon after the effectiveness of this Agreement as in the judgment of each of the Representatives is advisable, and initially to offer the Offered Notes on the terms set forth in the Prospectus. The Issuer acknowledges and agrees that the Underwriters may offer and sell Offered Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Offered Notes purchased by it to or through any Underwriter.

       (c) Upon receipt of payment for the Offered Notes, delivery of such Offered Notes will be made at the offices of Allen & Overy LLP at 1:00 P.M., London time, on the Closing Date, or at such other time on the Closing Date as the Issuer and the Representatives on behalf of the Underwriters may agree.

       (d) In consideration of the obligations undertaken herein by the Underwriters, the Issuer agrees to pay to the relevant Underwriters a selling commission (the "SELLING COMMISSION") of:
              0.0300 per cent. of the aggregate principal amount of the Series 1 Class A Issuer Notes, 0.0800 per cent. of the aggregate principal amount of the Series 1 Class B Issuer Notes, 0.1600 per cent. of the Series 1 Class C Issuer Notes, 0.0350 per cent. of the aggregate principal amount of the Series 2 Class A Issuer Notes,
              0.1000 per cent. of the aggregate principal amount of the Series 2 Class B Issuer Notes and 0.1800 per cent. of the aggregate principal amount of the Series 2 Class C Issuer Notes, respectively, and a combined management and underwriting commission (the "MANAGEMENT AND UNDERWRITING COMMISSION") of
              0.0150 per cent. of the aggregate principal amount of the Series 1 Class A Issuer Notes, 0.0400 per cent. of the aggregate principal amount of the Series 1 Class B Issuer Notes, 0.0800 per cent. of the aggregate principal amount of the Series 1 Class C Issuer Notes, 0.0175 per cent. of the aggregate principal amount of the Series 2 Class A Issuer Notes, 0.0500 per cent. of the aggregate principal amount of the Series 2 Class B Issuer Notes and 0.0900 per cent. of the aggregate principal amount of the Series 2 Class C Issuer Notes.

       (e) The Issuer undertakes and covenants that on the Closing Date it (or a third party on its behalf) will pay to the Class A Representatives the aggregate Selling Commission in respect of the Class A Offered Notes and the aggregate Management and Underwriting Commission in respect of the Class A Offered Notes calculated in accordance with paragraph (d) above. The Issuer undertakes and covenants that on the Closing Date it (or a third party on its behalf) will pay to the Class B/C Joint Lead Underwriters the aggregate Selling Commission in respect of the Class B/C Offered Notes and the aggregate Management and Underwriting Commission in respect of the Class B/C Offered Notes calculated in accordance with paragraph (d) above.

       (f) Against delivery of the Offered Notes (in the form of one or more Global Issuer Notes) to Citibank, N.A. in London, as custodian for, and registered in the name of Cede & Co., as nominee of DTC, for the account of (a) the Class A Underwriters (with respect to the Class A Offered Notes) or (b) the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes), (i) the Class A Underwriters (with respect to the Class A Offered Notes) will pay to the Class A Representatives the gross underwriting proceeds for the Offered Notes and (ii) the Class A Representatives (with respect to the Class A Offered Notes) and the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes) will pay to or for the account of the Issuer the gross underwriting proceeds for the Offered Notes net of any applicable transfer taxes payable in connection with the sale of such Offered Notes. Such payment shall be made by the Class A Representatives (with

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

              respect to the Class A Offered Notes) and the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes) in U.S. Dollars in immediately available funds, as follows: (i) with respect to the gross underwriting proceeds in respect of the Series 1 Issuer Notes to the account of the Series 1 and Series 2 Issuer Dollar Currency Swap Provider (being such account details of which are notified in writing to the Joint Lead Underwriters for this purpose prior to the Closing Date), and (ii) with respect to the gross underwriting proceeds in respect of the Series 2 Issuer Notes to the account of the Series 1 and Series 2 Issuer Dollar Currency Swap Provider (being such account details of which are notified in writing to the Joint Lead Underwriters for this purpose prior to the Closing Date) (being such account details of which are notified in writing to the Joint Lead Underwriters for this purpose prior to the Closing Date) and, in each case, shall be evidenced by a confirmation from the applicable Representatives that they have so made that payment to or for the account of the Issuer. The Global Issuer Notes shall be made available for inspection by the Representatives not later than 1:00 P.M., London time, on the London Business Day prior to the Closing Date.

       (g) It is understood that the Class A Underwriters propose to offer the Class A Offered Notes and the Class B/C Joint Lead Underwriters propose to offer the Class B/C Offered Notes for sale to the public in the United States as set forth in the Prospectus (as amended or supplemented). The several Class A Underwriters and the Class B/C Joint Lead Underwriters (as applicable) will offer and sell the Offered Notes (as applicable) in the United States only through their selling agents which are registered broker-dealers in the United States.

       (h) Each of the Issuer, Funding 1, Halifax, each Class A Underwriter (with respect to the Class A Offered Notes only) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes only) severally represents and agrees that:

              (1) in relation to any Offered Notes which have a maturity of one year or more and which are to be admitted to the official list maintained by the UK Listing Authority, it has not offered or sold, and will not offer or sell, Offered Notes to persons in the United Kingdom prior to admission of such Offered Notes in accordance with Part VI of the Financial Services and Markets Act 2000 (the "FSMA") except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or the FSMA;

              (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

              (3) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

       (i) Each of the Issuer, Funding 1, Halifax, each Class A Underwriter (with respect to the Class A Offered Notes) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes) severally represents and agrees that:

              (a) the Issuer must verify that all Dutch Resident (as defined below) purchasers of Offered Notes (including rights representing an interest in a Global Issuer Note) issued by it directly to such purchasers on or before the Closing Date or issued by it in circumstances where it is reasonably able to identify the holders as Dutch Residents on or before the Closing Date are Professional Market Parties (as defined below); and

              (b) the Issuer shall agree (or procure that the relevant Underwriter agrees) with each such purchaser that any Offered Notes acquired by it may not be offered, sold, transferred or delivered by any such purchaser, except in accordance with the restrictions referred to the following paragraph:

       The Prospectus shall not be distributed and the Offered Notes (including rights representing an interest in a Global Issuer Note) shall not be offered, sold, transferred or delivered as part of their initial distribution or at any time thereafter, directly or indirectly, to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands ("DUTCH Residents") other than to the following entities, provided that such entities trade or invest in securities in the conduct of a business or profession (the following such entities hereinafter referred to as "PROFESSIONAL MARKET PARTIES" or "PMPS") and provided further that they acquire the offered issuer notes for their own account or for the account of another such PMP:

       (i) banks, insurance companies, securities firms, collective investment institutions or pension funds that are supervised or licensed under Dutch law;

       (ii) banks or securities firms licensed or supervised in a European Economic Area member state (other than The Netherlands) and registered with the Dutch Central Bank (De Nederlandsche Bank
              N.V.: DNB) or the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiele Markten) acting through a branch office in The Netherlands;

       (iii) Netherlands collective investment institutions which offer their shares or participations exclusively to professional investors and are not required to be supervised or licensed under Dutch law;

       (iv) the Dutch government (de Staat der Nederlanden), DNB, Dutch regional, local or other decentralised governmental institutions, or any international treaty organisations and supranational organisations located in The Netherlands;

       (v)    Netherlands enterprises or entities with total assets of at least
              (euro)500,000,000 (or the equivalent thereof in another currency) according to their balance sheet at the enD of the financial year preceding the date they purchase or acquire the offered issuer notes;

       (vi) Netherlands enterprises, entities or individuals with net equity (eigen vermogen) of at least (euro)10,000,000 (or the equivalent thereof in another currency) according to their balanCE sheet at the end of the financial year preceding the date they purchase or acquire the offered issuer notes and who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding such date;

       (vii) Netherlands subsidiaries of the entities referred to under (i) above provided such subsidiaries are subject to prudential supervision;

       (viii) Netherlands enterprises or entities that have a credit rating from an approved rating agency or whose securities have such a rating; and

       (ix) such other Netherlands entities designated by the competent Netherlands authorities after the date hereof by any amendment of the applicable regulations.

       The Offered Notes (whether or not offered to Dutch Residents) shall bear the following legend:

       THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED AS PART OF ITS INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY OR INDIRECTLY, TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS ("DUTCH RESIDENTS") OTHER THAN TO PROFESSIONAL MARKET PARTIES WITHIN THE MEANING OF THE EXEMPTION REGULATION PURSUANT TO THE DUTCH ACT ON THE SUPERVISION OF THE CREDIT SYSTEM 1992 ("PMPs").

       EACH DUTCH RESIDENT BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS SUCH A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

       EACH HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN), BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED TO DUTCH RESIDENTS OTHER THAN TO A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.

       (j) Each of the Issuer, Funding 1, Halifax, each Class A Underwriter (with respect to the Class A Offered Notes) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes) severally represents and agrees that the Offered Notes have not been registered with the Spanish Comision Nacional del Mercado de Valores and, accordingly, the Offered Notes cannot be offered, sold, distributed or proposed in Spain nor may any document or offer material be distributed in Spain or targeted to Spanish resident investors (including any legal entity set up, incorporated, domiciled or resident in the Kingdom of Spain), save in compliance with the requirements of Law 24/1988, of 28th July (as amended by Law 37/1998, of 16th November), on the Spanish Securities Market and the Royal Decree 291/1992, of 27th March (as amended by the Royal Decree 2590/1998, of 7th December), on issues and public offers for the sale of securities (as further amended, supplemented or restated from time to time).

       (k) Each of the Issuer, Funding 1, Halifax, each Class A Underwriter (with respect to the Class A Offered Notes) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes) severally represents and agrees that it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Offered Notes other than (i) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong; (ii) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purposes of issue and advertisement, invitation or document relating to the Offered Notes, whether in Hong Kong or elsewhere, which is directed at, or in the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571) and any rules made thereunder.

       (l) Each of the Issuer, Funding 1, Halifax, each Class A Underwriter (with respect to the Class A Offered Notes) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes) severally represents and agrees that the Offered Notes have not been and will not be registered under the Securities and Exchange Law of Japan and it has not offered or sold and will not offer or sell any Offered Notes, directly or indirectly, in Japan or to, for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

       (m) Each of the Issuer, Funding 1, Halifax, each Class A Underwriter (with respect to the Class A Offered Notes) and each Class B/C Joint Lead Underwriter (with respect to the Class B/C Offered Notes) severally represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act. Chapter 289 of Singapore (the "SECURITIES AND FUTURES ACT" and, accordingly, the Offered Notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of such Offered Notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (ii) to a sophisticated investor (as defined in section 275 of the Securities and Futures Act) and in accordance with the conditions specified in section 275 of the Securities and Futures Act or
              (iii) otherwise than pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

2.     (I)    Representations and Warranties of the Issuer. The Issuer
              represents and warrants to, and agrees with, the Underwriters, and each of them that:

              (a) Registration Statement and Prospectus. The Issuer has prepared and filed with the Commission a Registration Statement on Form S-11 (No. 333-119202), including a preliminary prospectus relating to the Offered Notes. The Registration Statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including all exhibits thereto, is referred to in this Agreement as the "REGISTRATION STATEMENT". The Issuer has filed one or more amendments thereto, including a related preliminary prospectus, each of which has been furnished to the Underwriters (each such preliminary prospectus, a "PRELIMINARY PROSPECTUS"). The Registration Statement has been declared effective by the Commission under the Securities Act on November 3, 2004 (the "EFFECTIVE DATE") and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the best knowledge of the Issuer, threatened by the Commission. The Issuer also has filed with, or proposes to file with, the Commission a final prospectus pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Registration Statement at the time it was declared effective. Such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is referred to in this Agreement as the "PROSPECTUS". The Issuer has included in such Registration Statement, as amended at the Effective Date, all information (other than information with respect to the Notes and the Issue permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("RULE 430A INFORMATION")) required by the Securities Act and the rules thereunder to be included in such Registration Statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent that the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date and time that this Agreement is executed and delivered by the parties hereto (the "DATE OF THIS AGREEMENT"), or, to the extent not completed at the date of this Agreement, shall contain only specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Issuer, pursuant to Section 3(d) hereof, has advised the Representatives, prior to the date of this Agreement, will be included or made therein. On the Effective Date, the Registration Statement, as amended, complied, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any amendments or supplements thereto), will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and the respective rules thereunder; on the Effective Date and at the date of this Agreement, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the Effective Date, the Prospectus and any amendments or supplements thereto, if not filed pursuant to Rule 424(b) did not, and on the day of any filing pursuant to Rule 424(b) and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the Effective Date and on the Closing Date, the Issuer Trust Deed did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder (provided that the Issuer makes no representation and warranty with respect to any statements or omissions made: (i) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee or (ii) in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto); and the conditions to the use by the Issuer of a registration statement on Form S-11 under the Securities Act, as set forth in the General

                     Instructions to Form S-11, have been satisfied with respect to the Registration Statement and the Prospectus.

              (b) No Material Adverse Change. As of the date on which the public offering price of the Offered Notes was determined and (if different) as of the date of this Agreement, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, shareholders' equity or results of operations of the Issuer, other than as set forth in the Preliminary Prospectus.

              (c) Incorporation and Good Standing. The Issuer has been duly incorporated and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business in England and Wales and has full right, power and authority necessary to conduct its business as described in the Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Legal Agreements (an "ISSUER MATERIAL ADVERSE EFFECT"). The Issuer has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

              (d) The Notes. The Offered Notes have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Issuer Trust Deed and the Paying Agent and Agent Bank Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "ENFORCEABILITY EXCEPTIONS") and upon effectiveness of the Registration Statement, the Issuer Trust Deed will have been duly qualified under the Trust Indenture Act.

              (e) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

              (f) Legal Agreements. Each of the Legal Agreements to which the Issuer is a party will be duly authorized by the Issuer on or prior to the Closing Date and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions.

              (g) Descriptions of Legal Agreements. Each Legal Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

              (h) No Violation or Default. The Issuer is not (i) in violation of its Memorandum and Articles of Association; (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in its Memorandum and Articles of Association or in any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; or (iii) in violation of any applicable law or statute or any judgment, decree, authorisation, order, license, rule or regulation of any court or governmental agency or any other body or person having jurisdiction over the Issuer, or any of its properties ("ISSUER GOVERNMENTAL AUTHORITY"), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

              (i) No Conflicts with Existing Instruments. The execution, delivery and performance by the Issuer of each of the Legal Agreements, the issuance and sale of the Offered Notes on the terms set forth in this Agreement and compliance by the Issuer with the terms thereof will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer (other than those created in, or imposed by, the Legal Agreements themselves) pursuant to, any indenture, mortgage, trust deed, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, (ii) result in any violation of the provisions of the Memorandum and Articles of Association of the Issuer or
                     (iii) result in the violation of any applicable law or statute or any judgment, decree, license, authorisation, rule, notification, order or regulation of any Issuer Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have an Issuer Material Adverse Effect.

              (j) No Consents Required. No consent, license, notification, approval, authorization, order, registration or qualification of or with any Issuer Governmental Authority is required for the execution, delivery and performance by the Issuer of each of the Legal Agreements, the issuance and sale of the Offered Notes and compliance by the Issuer with the terms thereof and the consummation of the transactions contemplated by the Legal Agreements, except for (i) the registration of the Offered Notes under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities, Blue Sky or similar laws in connection with the purchase and distribution of the Class A Offered Notes by the Class A Underwriters and of the Class B/C Offered Notes by the Class B/C Joint Lead Underwriters and (ii) those which have been, or will prior to the Closing Date be taken, fulfilled or done, and which are, or will on the Closing Date be, in full force and effect, other than registration required under Section 395 of the UK Companies Act 1985.

              (k) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer is a party or to which any property of the Issuer is the subject that, individually or in the aggregate, if determined adversely to the Issuer, could reasonably be expected to have an Issuer Material Adverse Effect; to the best knowledge of the Issuer, no such investigations, actions, suits or proceedings are threatened by any Issuer Governmental Authority or threatened by others.

              (l)    Financial Statements.

                     (i) The auditor's report by KPMG, as independent auditor to the Issuer, set out in each of the Preliminary Prospectus and the Prospectus, presents fairly the financial position of the Issuer as at the date at which such report has been prepared;

                     (ii) since the date of each such report there has been no change (nor any development or event involving a prospective change of which the Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or other), prospects, results of operations or general affairs of the Issuer; and

                     (iii) KPMG are independent public accountants with respect to the Issuer within the meaning of the standards established by the American Institute of Certified Public Accountants.

              (m) Investment Company Act. The Issuer is not and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

              (n) Representations in Legal Agreements. The representations and warranties of the Issuer contained in the Legal Agreements are true and correct in all material respects.

              (o) Taxation. Save as described in the legal opinions referred to in Section 4(g) of this Agreement, no stamp or other similar duty is assessable or payable in the United Kingdom, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the authorization, execution or delivery of the Legal Agreements or with the authorization, issue, sale or delivery of the Notes and (except as disclosed in the Prospectus) the performance of the Issuer's, Funding 1's and/or, as the case may be, the Mortgages Trustee's obligations under the Legal Agreements and the Notes. This warranty does not apply to any United Kingdom corporation tax which may be levied, collected, withheld or assessed in connection with the authorization, execution or delivery of the Legal Agreements or with the authorization, issue, sale or delivery of the Notes.

              (p) Events of Default. No event has occurred or circumstance arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default as set out in the Conditions of the Notes.

              (q) No Subsidiaries. The Issuer has no subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the UK Companies Act 1985.

              (r) No Activities. The Issuer has not engaged in any activities since its incorporation other than (i) those incidental to any registration or re-registration as a public limited company under the UK Companies Acts 1985 and 1989 and various changes to its name, directors, secretary, registered office, Memorandum and Articles of Association;
                     (ii) the authorization and execution of the Legal Agreements to which it is a party; (iii) the activities referred to or contemplated in the Legal Agreements to which it is a party or in the Prospectus and (iv) the authorization and issue by it of the Notes. The Issuer has not (other than as set out in the Prospectus) prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation.

              (s) Listing Rules. Prior to the delivery of the Prospectus to the Registrar of Companies in England and Wales, the Prospectus (i) has been approved by or on behalf of the competent authority as listing particulars (each as defined in the FSMA) and (ii) complies with the listing rules, as set out under Part VI of the FSMA.

              (t) No Prior Security. Save as set out in any of the Legal Agreements, there exists no mortgage, lien, pledge, assignation or other charge on or over the assets of the Issuer and, other than the Legal Agreements, the Issuer has not entered into any indenture or trust deed.

              (u) Security for the Notes. Without prejudice to the Reservations as to matters of English law only in the Allen & Overy LLP legal opinion and Scots law only in the Shepherd + Wedderburn legal opinion as to the enforcement of security (and, for the avoidance of doubt, excluding from such Reservations the factual assumptions on which they are made (including the assumptions as to the solvency of the Issuer)), which Reservations the Issuer represents are not material in the context of the Transaction (except to the extent disclosed in the Prospectus), but subject to Reservations 4 and 6 of the Allen & Overy LLP legal opinion, the Issuer has created the following security interests in the Issuer Deed of Charge: (i) an assignment by way of first fixed security of the Issuer's right, title, interest and benefit in the Issuer Intercompany Loan Agreement, the Swap Agreements, the Funding 1 Deed of Charge, the Second Supplemental Funding 1 Deed of Charge, the Issuer Trust Deed, the Paying Agent and Agent Bank Agreement, the Issuer Cash Management Agreement, the Issuer Corporate Services Agreement, the Issuer Bank Account Agreement, the Issuer Post-Enforcement Call Option Agreement and any other of the Legal Agreements to which the Issuer is a party; (ii) an assignment by way of first ranking fixed charge (which may take effect as a floating charge) over the Issuer Bank Accounts; (iii) a first ranking fixed charge (which may take effect as a floating charge) over the Issuer's right, title, interest and benefit to any authorized investments made with moneys standing to the credit of any of the Issuer Bank Accounts; and (iv) a first floating charge over the whole of the assets and undertaking of the Issuer which are not otherwise effectively subject to any fixed charge or assignment by way of security but extending over all of the Issuer's Scottish assets.

              (v) Capitalization. The authorized capital of the Issuer is as set out in the Prospectus.

              (w) United States Income Tax. The Issuer has not engaged in any activities in the United States (directly or through agents), derived any income from United States sources as determined under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and has not held nor currently holds any property which would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

(II) Representations and Warranties of Funding 1 and the Mortgages Trustee. Each of Funding 1 and the Mortgages Trustee severally represents and warrants (in respect of itself only) to, and agrees with, the Underwriters, and each of them that:

       (a) Registration Statement and Prospectus. Together with the Issuer, Funding 1 and the Mortgages Trustee have filed with the Commission the Registration Statement, including the related Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Offered Notes. They have also filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has been furnished to the Representatives. The Registration Statement has been declared effective by the Commission under the Securities Act; and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the best knowledge of Funding 1 and the Mortgages Trustee, threatened by the Commission; on the Effective Date, the Registration Statement, as amended, complied, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any amendments or supplements thereto), will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the date of this Agreement, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the Effective Date, the Prospectus and any amendments or supplements thereto, if not filed pursuant to Rule 424(b), did not, and on the day of any filing pursuant to Rule 424(b) and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the Effective Date and on the Closing Date, the Issuer Trust Deed did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; provided that Funding 1 and the Mortgages Trustee make no representation and warranty with respect to any statements or omissions made: (i) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee or (ii) in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

       (b) No Material Adverse Change. As of the date on which the public offering price of the Offered Notes was determined and (if different) as of the date of this Agreement, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, shareholders' equity or results of operations of either Funding 1 or the Mortgages Trustee, other than as set forth in the Preliminary Prospectus.

       (c) Incorporation and Good Standing. Each of Funding 1 and the Mortgages Trustee has been duly incorporated and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business in England and Wales (with respect to Funding 1) and Jersey (with respect to the Mortgages Trustee) and has full right, power and authority necessary to conduct its business as described in the Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Legal Agreements (a "FUNDING 1 MATERIAL ADVERSE EFFECT" or a "MORTGAGES TRUSTEE MATERIAL ADVERSE EFFECT", as the case may be). Neither has taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

       (d) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of Funding 1 and the Mortgages Trustee.

       (e) Legal Agreements. Each of the Legal Agreements to which Funding 1 or the Mortgages Trustee is a party will be duly authorized by each of Funding 1 and the Mortgage Trustee on or prior to the Closing Date and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Funding 1 or the Mortgages Trustee, as the case may be, enforceable against Funding 1 or the Mortgages Trustee, as the case may be, in accordance with its terms, subject to the Enforceability Exceptions.

       (f) Descriptions of Legal Agreements. Each Legal Agreement to which Funding 1 or the Mortgages Trustee is a party conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

       (g) No Violation or Default. Neither Funding 1 nor the Mortgages Trustee is (i) in violation of its Memorandum and Articles of Association or similar organizational documents; (ii) in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in its Memorandum and Articles of Association or in any other agreement or instrument to which Funding 1 or the Mortgages Trustee, as the case may be, is a party or by which Funding 1 or the Mortgages Trustee, as the case may be, is bound or to which any of the property or assets of Funding 1 or the Mortgages Trustee, as the case may be, is subject; or (iii) in violation of any applicable law or statute or any judgment, decree, order, authorisation, license, rule or regulation of any court or governmental agency or any other body or person having jurisdiction over Funding 1 or the Mortgages Trustee, as the case may be, or any of its properties ("FUNDING 1 GOVERNMENTAL AUTHORITY" or "MORTGAGES TRUSTEE GOVERNMENTAL AUTHORITY", as the case may be), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Funding 1 Material Adverse Effect or a Mortgages Trustee Material Adverse Effect, as the case may be.

       (h) No Conflicts with Existing Instruments. The execution, delivery and performance by each of Funding 1 and the Mortgages Trustee of each of the Legal Agreements to which each is a party and compliance by each of them with the terms thereof will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Funding 1 or the Mortgages Trustee (other than those created in, or imposed by, the Legal Agreements themselves), as the case may be, pursuant to, any indenture, mortgage, trust deed, loan agreement or other agreement or instrument to which Funding 1 or the Mortgages Trustee, as the case may be, is a party or by which Funding 1 or the Mortgages Trustee, as the case may be, is bound or to which any of the property or assets of Funding 1 or the Mortgages Trustee, as the case may be, is subject, (ii) result in any violation of the provisions of the Memorandum and Articles of Association of Funding 1 or the Mortgages Trustee, as the case may be, or (iii) result in the violation of any applicable law or statute or any judgment, decree, license, authorisation, rule, notification, order or regulation of any Funding 1 Governmental Authority or Mortgages Trustee Governmental Authority, as the case may be, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Funding 1 Material Adverse Effect or a Mortgages Trustee Material Adverse Effect, as the case may be.

       (i) No Consents Required. No consent, license, notification, approval, authorization, order, registration or qualification of or with any Funding 1 Governmental

              Authority or Mortgages Trustee Governmental Authority, as the case may be, is required for the execution, delivery and performance by Funding 1 or the Mortgages Trustee of each of the Legal Agreements and compliance by Funding 1 or the Mortgages Trustee, as the case may be, with the terms thereof and of the Notes and the consummation of the transactions contemplated by the Legal Agreements, except for (i) the registration of the Offered Notes under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Blue Sky or similar laws in connection with the purchase and distribution of the Class A Offered Notes by the Class A Underwriters and of the Class B/C Offered Notes by the Class B/C Joint Lead Underwriters and (ii) those which have been, or will prior to the Closing Date be, taken, fulfilled or done, and which are, or will on the Closing Date be, in full force and effect, other than registration under
              Section 395 of the UK Companies Act 1985.

       (j) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which either Funding 1 or the Mortgages Trustee is a party or to which any property of either Funding 1 or the Mortgages Trustee is the subject that, individually or in the aggregate, if determined adversely to either Funding 1 or the Mortgages Trustee, as the case may be, could reasonably be expected to have a Funding 1 Material Adverse Effect or a Mortgages Trustee Material Adverse Effect, as the case may be; to the best knowledge of Funding 1 or the Mortgages Trustee, as the case may be, no such investigations, actions, suits or proceedings are threatened by any Funding 1 Governmental Authority or Mortgages Trustee Governmental Authority, as the case may be, or threatened by others.

       (k)    Financial Statements.

              (i) The auditor's report by KPMG, as independent auditor to Funding 1, set out in each of the Preliminary Prospectus and the Prospectus presents fairly the financial position of Funding 1 as at the date at which such report has been prepared;

              (ii) since the date of each such report there has been no change (nor any development or event involving a prospective change of which Funding 1 is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or other), prospects, results of operations or general affairs of Funding 1; and

              (iii) KPMG are independent public accountants with respect to Funding 1 within the meaning of the standards established by the American Institute of Certified Public Accountants.

       (l) Investment Company Act. Neither Funding 1 nor the Mortgages Trustee is and, after giving effect to the offering and sale of the Offered Notes and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

       (m) Representations in Legal Agreements. The representations and warranties of each of Funding 1 and the Mortgages Trustee contained in the Legal Agreements are true and correct in all material respects.

       (n) Events of Default. With respect to Funding 1, no event has occurred or circumstance arisen which, had the Issuer Intercompany Loan Agreement already been entered into, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default as set out in the Issuer Intercompany Loan Agreement.

       (o) No Subsidiaries. Neither Funding 1 nor the Mortgages Trustee has any subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the Companies Act 1985.

       (p) No Activities. Neither Funding 1 nor the Mortgages Trustee has engaged in any activities since its incorporation other than (i) those incidental to any registration or re-registration as private limited companies under the laws of England and Wales (with respect to Funding 1) and Jersey (with respect to the Mortgages Trustee) and (if any) various changes to its name, directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorization and execution of the Legal Agreements to which it is a party; (iii) the activities referred to or contemplated in the Legal Agreements to which it is a party or in the Prospectus; (iv) the activities undertaken in connection with the establishment of the Mortgages Trust pursuant to the Mortgages Trust Deed, the issue of notes by Permanent Financing (No. 1) PLC, the issue of notes by Permanent Financing (No. 2) PLC, the issue of notes by Permanent Financing (No. 3) PLC, the issue of notes by Permanent Financing (No. 4) PLC, the issue of notes by Permanent Financing (No. 5) PLC and the issue of the Notes by the Issuer; and (v) the filing of notification by the Mortgages Trustee and Funding 1 under the Data Protection Act 1984 and 1988 (the "DPA"), the registration of the Mortgages Trustee as a data user under the Data Protection (Jersey) Law 1987 and the application by the Mortgages Trustee and Funding 1 for a standard license under the Consumer Credit Act 1974. Neither Funding 1 nor the Mortgages Trustee has (other than as set out in the Prospectus, in the prospectus relating to the notes issued by Permanent Financing (No. 1) PLC or in the prospectus relating to the notes issued by Permanent Financing (No. 2) PLC or in the prospectus relating to the notes issued by Permanent Financing (No. 3) PLC or in the prospectus relating to the notes issued by Permanent Financing (No. 4) PLC or in the prospectus relating to the notes issued by Permanent Financing (No. 5) PLC) prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation other than an interim dividend paid by the Mortgages Trustee to the trustee of the Permanent Mortgages Charitable Trust on August 17, 2004 for the year ended December 31, 2004, which was hence distributed to four charities on August 18, 2004.

       (q) No Prior Security. Save as set out in any of the Legal Agreements, there exists no mortgage, lien, pledge, assignation, or other charge on or over the assets of Funding 1 and, other than the Legal Agreements, Funding 1 has not entered into any indenture or trust deed.

       (r) Security for the Intercompany Loan. Without prejudice to the Reservations as to matters of English law only in the Allen & Overy LLP legal opinion and Scots law only in the Shepherd + Wedderburn legal opinion as to the enforcement of security (and, for the avoidance of doubt, excluding from such Reservations the factual assumptions on which they are made (including the assumptions as to the solvency of Funding 1)), which Reservations Funding 1 represents are not material in the context of the Transaction (except to the extent disclosed in the Prospectus), but subject to Reservations 4 and 6 of the Allen & Overy LLP legal opinion, (A) Funding 1 has created the following security interests in the Funding 1 Deed of Charge: (i) an assignment by way of first fixed security (which may take effect as a floating charge) of Funding 1's share of the Trust Property (as defined in the Mortgages Trust Deed); (ii) an assignment by way of first fixed security of all of Funding 1's right, title, interest and benefit in the Mortgage Sale Agreement, the Mortgages Trust Deed, the Servicing Agreement, the Issuer Intercompany Loan Agreement, the Sixth Start-up Loan Agreement, the Funding 1 Guaranteed Investment Contract, the Funding 1 Corporate Services Agreement, the Cash Management Agreement, the Bank Account Agreement and any other of the Legal Agreements to which Funding is a party; (iii) an assignment by way of first ranking fixed security (which may take effect as a floating charge) over Funding 1's right, title, interest and benefit in the Funding 1 Bank Accounts; (iv) a first ranking fixed charge (which may take effect as a floating charge) of Funding 1's right, title, interest and benefit in all Authorized Investments purchased with moneys standing to the credit of the Funding 1 Bank Accounts; and (v) a first floating charge over all the assets and the undertaking of Funding 1 which are not effectively subject to a fixed charge or assignment by way of security; and (B) Funding 1 has created the following security interests in the Second Supplemental Funding 1 Deed of Charge: (i) an assignment by way of security (which may take effect as a floating charge) over Funding 1's share of the Trust Property (as defined in the Mortgages Trust Deed); and (ii) a floating charge over all the assets and undertaking of Funding 1 (including all of Funding 1's Scottish assets) and no security interests rank prior to such security interests created pursuant to the Second Supplemental Funding 1 Deed of Charge as contemplated by this Section 2(II)(r)(B) except any security interests created pursuant to the Funding 1 Deed of Charge.

       (s) Capitalization. The authorized capital of each of Funding 1 and the Mortgages Trustee is as set out in the Prospectus.

       (t) United States Income Tax. Neither Funding 1 nor the Mortgages Trustee has engaged in any activities in the United States (directly or through agents), derived any income from United States sources as determined under the Code, and has held nor currently holds any property which would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

       (u) Beneficial Owner. (i) The Mortgages Trustee holds and will continue to hold the equitable title to the English Portfolio (excluding Loans and Related Security which have been redeemed or which, in accordance with the Mortgage Sale Agreement, have been re-assigned to the Seller since the relevant Assignment Date) on a bare trust for the benefit of Funding 1 and Halifax as tenants in common absolutely; and (ii) the Mortgages Trustee is the sole beneficiary of the Scottish Trust Property as defined in and in terms of the relevant Scottish Declaration of Trust and holds and will continue to hold all the rights and interest of the sole beneficiary thereunder on a bare trust for the benefit of Funding 1 and Halifax as tenants in common absolutely upon the terms of the Mortgages Trust Deed.

(III) Representations and Warranties of Halifax. Halifax represents and warrants to, and agrees with, the Underwriters, and each of them that:

       (a) Registration Statement and Prospectus. On the Effective Date, the Registration Statement, as amended, complied and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any amendments or supplements thereto), will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the date of this Agreement, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not, and on the day of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus and any amendments or supplements thereto will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Halifax makes no representation and warranty with respect to any statements or omissions made: (i) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee or (ii) in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

       (b) Organization and Good Standing. Halifax has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business in England and Wales and has full right, power and authority necessary to conduct its business as described in the Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Legal Agreements (a "HALIFAX MATERIAL ADVERSE EFFECT"). Halifax has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

       (c) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by Halifax.

       (d) Legal Agreements. Each of the other Legal Agreements to which Halifax is a party will be duly authorized by Halifax on or prior to the Closing Date and on the Closing Date will constitute valid and legally binding obligations of Halifax enforceable against Halifax in accordance with their terms, subject to the Enforceability Exceptions.

       (e) No Conflicts with Existing Instruments. The execution, delivery and performance by Halifax of this Agreement and the other Legal Agreements to which Halifax is a party and compliance by Halifax with the terms hereof and thereof will not, and each assignment of the English Loans and their Related Security and each Scottish Declaration of Trust in respect of the Scottish Loans and their Related Security did not upon the relevant Assignment Date, (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, security or encumbrance upon any property or assets of Halifax (other than those created in, or imposed by, the Legal Agreements themselves) pursuant to, any indenture, mortgage, trust deed, loan agreement or other agreement or instrument to which Halifax is a party or by which Halifax is bound or to which any of the property or assets of Halifax is subject, (ii) result in any violation of the provisions of the Memorandum and Articles of Association of Halifax or (iii) result in the violation of any applicable law or statute or any judgment, license, authorisation, rule, notification, decree, order or regulation of any court or governmental agency or any other body or person having jurisdiction over Halifax or any of its properties ("HALIFAX GOVERNMENTAL AUTHORITY"), except, in the case of clauses (i) and

              (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Halifax Material Adverse Effect.

       (f) All Consents Obtained. All consents, approvals, authorizations, licenses, notifications, orders, registrations and qualifications of all Halifax Governmental Authorities required by Halifax for or in connection with the execution, delivery and performance by Halifax of this Agreement and the other Legal Agreements to which it is, or will be, on or prior to the Closing Date, a party, have been obtained and are in full force and effect, including, without limitation, the receipt of a standard license under the Consumer Credit Act 1974 and registration under the DPA.

       (g) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Halifax is a party or to which any property of Halifax is the subject that, individually or in the aggregate, if determined adversely to Halifax, could reasonably be expected to have a material and adverse affect on (i) Halifax's performance of its obligations under, or the validity of, this Agreement or (ii) Halifax's title to the Related Security or the value of any security therefor or Halifax's right (in so far as it relates to English Loans) to assign such Related Security and such English Loans to the Mortgages Trustee or (in so far as it relates to Scottish Loans) to assign or to create a trust under the relevant Scottish Declaration of Trust in respect of any such Related Security and such Scottish Loans in favour of the Mortgages Trustee, and to the best knowledge of Halifax and save as already disclosed in the Prospectus, no such investigations, actions, suits or proceedings are threatened by any Halifax Governmental Authority or threatened by others.

       (h) Beneficial Owner. (i) The Mortgages Trustee holds and will continue to hold the equitable title to the English Portfolio (excluding Loans and Related Security which have been redeemed or which, in accordance with the Mortgage Sale Agreement, have been re-assigned to the Seller since the relevant Assignment Date) on a bare trust for the benefit of Funding 1 and Halifax as tenants in common absolutely; (ii) the Mortgages Trustee is the sole beneficiary of the Scottish Trust Property as defined in and in terms of the relevant Scottish Declaration of Trust and holds and will continue to hold all the rights and interest of the sole beneficiary thereunder on a bare trust for the benefit of Funding 1 and Halifax as tenants in common absolutely upon the terms of the Mortgages Trust Deed; and (iii) Halifax is the sole holder of all right, title and interest in respect of the Scottish Portfolio (excluding Loans and Related Security which were comprised in the Scottish Portfolio but which have been redeemed or which, in accordance with the Mortgage Sale Agreement, have been released from the relevant Scottish Declaration of Trust since the relevant Assignment Date) and holds such right, title and interest as sole trustee on and subject to the relevant Scottish Declaration of Trust on trust for the benefit of the Mortgages Trustee absolutely.

       (i) Legal Agreements. The representations and warranties given by Halifax in the Mortgage Sale Agreement to which is it is a party are true and accurate in all material respects as when stated to be made.

3. Further Agreements of the Issuer, Funding 1, the Mortgages Trustee and Halifax. The Issuer and, where expressly provided, Funding 1, the Mortgages Trustee and Halifax severally covenants to, and agrees each for itself with, the Underwriters and each of them that:

       (a) Registration Statement -- Effectiveness. The Issuer, Funding 1, the Mortgages Trustee and Halifax will use their best efforts to cause the Registration Statement, if not effective at the date of this Agreement, and any amendment thereof, to become effective.

       (b) Filing of Prospectus. The Issuer will file the final Prospectus (including any amendments or supplements thereto) with the Commission within the time periods specified by Rule 424(b) under the Securities Act; and the Issuer will furnish copies of the Prospectus (including any amendments or supplements thereto made on or before the date of this Agreement) to the Underwriters in London prior to 10:00 A.M., London time, on the business day next succeeding the date of this Agreement (or such other time as agreed between the Issuer and the Representatives) in such quantities as the Representatives may reasonably request.

       (c) Delivery of Copies. The Issuer will deliver (i) to the Representatives, one copy of the Registration Statement as originally filed and each amendment thereto (including any post-effective amendment to the Registration Statement), in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto made on or before the date of this Agreement) as the Representatives may reasonably request. As used herein, the term "PROSPECTUS DELIVERY PERIOD" means such period of time after the first date of the public offering of the Offered Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Notes is required by law to be delivered in connection with sales of the Offered Notes by any Underwriter or dealer.

       (d) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuer, Funding 1 and the Mortgages Trustee will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

       (e) Commission Filings. The Issuer, Funding 1 and the Mortgages Trustee will file, in a timely manner, with the Commission during the Prospectus Delivery Period, all documents (and any amendments to previously filed documents) required to be filed by them pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder, provided that none of the Issuer, Funding 1 or the Mortgages Trustee will file any such document or amendment unless the Issuer, Funding 1 and the Mortgages Trustee have furnished the Representatives with copies for their review prior to filing and none of them will file any such proposed document or amendment until the Underwriters have been consulted and given a reasonable opportunity to comment on such document or amendment.

       (f) Notice to the Representatives. The Issuer will, and if the Issuer fails to do so, Halifax shall, advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement, if not effective at the date of this Agreement, shall have become effective; (ii) when any post-effective amendment to the Registration Statement becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective;
              (v) of
              any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (vi) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus; (vii) of any downgrading in the rating of any debt securities of Halifax by Moody's Investors Service ("MOODY'S") or Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") or Fitch Ratings Ltd. ("FITCH") or if any such organization shall have informed Halifax or HBOS plc or made any public announcement that any such organization has under surveillance or review its rating of any debt securities of Halifax (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as such announcement is made or Halifax is informed; and
              (viii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offered Notes and, if issued, will obtain as soon as possible the withdrawal thereof.

       (g) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus such that the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or
              (ii) it is necessary to amend or supplement the Prospectus to comply with US law, the Issuer will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Underwriters, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with US law. In addition, the Issuer shall use its best efforts to prevent the issuance of any stop order and if, during the Prospectus Delivery Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Issuer shall make every reasonable effort to obtain the lifting of that order at the earliest possible time.

       (h) Blue Sky Compliance. The Issuer will cooperate with the Class A Underwriters (with respect to the Class A Offered Notes) and the Class B/C Joint Lead Underwriters (with respect to the Class B/C Offered Notes) to qualify the Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the applicable Representatives shall reasonably request and will continue such qualifications in effect so long as may be reasonably required for distribution of the Offered Notes and to file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Notes have been qualified as above; provided that the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in such jurisdiction or take any other action that would subject it to service of process in suits in any jurisdiction, other than those arising out of the offering or sale of the Offered Notes in such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

       (i) Earning Statement. The Issuer will make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

       (j) Copies of Reports. So long as the Class A Offered Notes are outstanding, to furnish each Class A Underwriter (i) copies of each amendment to any of the Legal Agreements, and (ii) copies of all reports or other communications (financial or other) furnished to holders of the Class A Offered Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange. So long as the Class B/C Offered Notes are outstanding, to furnish each Class B/C Joint Lead Underwriter (i) copies of each amendment to any of the Legal Agreements, and (ii) copies of all reports or other communications (financial or other) furnished to holders of the Class B/C Offered Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange.

       (k) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Offered Notes as described in the Registration Statement and the Prospectus.

       (l) Rating Agencies. To the extent, if any, that the ratings provided with respect to the Offered Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Issuer, the Issuer shall use its best efforts to furnish such documents and take any other such action.

       (m) Notify Change. Each of the Issuer, the Mortgages Trustee, Funding 1 and Halifax, as the case may be, will notify the Underwriters promptly of any change affecting any of their respective representations, warranties, covenants, agreements or indemnities in this Agreement at any time prior to payment of the net underwriting proceeds for the Notes being made to the Issuer on the Closing Date and will take such steps as may be reasonably requested by the Representatives to remedy and/or publicize the same.

       (n) Official Announcements. Between the date of this Agreement and the Closing Date (both dates inclusive) none of Halifax, the Issuer, Funding 1 or the Mortgages Trustee will, without the prior approval of the Representatives on behalf of the Underwriters (such approval not to be unreasonably withheld or delayed), make any official announcement which would have a material adverse effect on the marketability of the Notes (other than an official announcement which may be required by law or regulation); provided that reasonable notice of the substance of any such official announcement which may be required by law or regulation and which may have a material adverse effect on the marketability of the Offered Notes shall be given to the Representatives as soon as practicable.

       (o)    Stamp Duty.

              (i) The Issuer will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under the Legal Agreements to which it is a party payable in the United Kingdom, Belgium, Luxembourg or the United States, including interest and penalties in connection with the creation, issue, distribution and offering of the Notes or in connection with the execution, delivery or enforcement of any of the Legal Agreements to which it is a party together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

              (ii) Funding 1 will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under the Legal Agreements to which it is a party payable in the United Kingdom or the United States, including interest and penalties in connection with the execution, delivery or enforcement of any of the Legal Agreements to which it is a party (other than in respect of the execution, delivery or enforcement of the Mortgages Trust Deed and any Legal Agreement to which the Issuer is a party) together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to
                     it); and

              (iii) The Mortgages Trustee will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties that it is required to pay under the Legal Agreements to which it is a party payable in the United Kingdom, Jersey, Channel Islands or the United States, including interest and penalties in connection with the execution, delivery or enforcement of the Mortgages Trust Deed (including any amendment thereto) and the Mortgage Sale Agreement (including any amendment thereto) (together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it)) but will be promptly reimbursed an amount equal to any such payments by the Beneficiaries in accordance with the terms of the Mortgages Trust Deed.

              (iv) For the avoidance of doubt, if Funding 1 or the Mortgages Trustee discharges its obligations to pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties payable in the United Kingdom, the Channel Islands or the United States, including interest and penalties in each case as described above (together, the "RELEVANT TAXES"), at any time while amounts are outstanding in respect of the notes issued by the Issuer and/or any new Issuer, then Funding 1 and/or (as applicable) the Mortgages Trustee will not be obliged to pay such relevant taxes multiple times (in respect of the same obligation), in order to meet its obligations under
                     (1) the underwriting agreements and subscription agreements relating to the Issuer and/or any new Issuer and (2) paragraphs (ii) and/or (iii) (as applicable) above.

       (p) United States Income Tax. Neither the Issuer, Funding 1 nor the Mortgages Trustee will engage in any activities in the United States (directly or through agents), nor derive any income from United States sources as determined under the Code nor hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under the Code.

       (q)    Payment of Fees, Charges, Costs and Duties.

              (i) Without prejudice to the generality of Section 10, the Issuer will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the creation of the security for the Notes and the obligations of the Issuer under the Issuer Trust Deed and for the other amounts to be secured as contemplated by the Issuer Deed of Charge, the Fifth Deed of Accession and the perfection of such security at any time;

              (ii) Without prejudice to the generality of Section 10, Funding 1 will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the creation of the security for the Issuer Intercompany Loan and for the other amounts to be secured as contemplated by the Funding 1 Deed of Charge, the Second Supplemental Funding 1 Deed of Charge and the perfection of such security at any time; and

              (iii) Without prejudice to the generality of Section 10, the Mortgages Trustee will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties that it is required to pay under the Legal Agreements to which it is a party, including interest and penalties, arising from or in connection with the purchase of the Related Security (and related property and rights) excluding H.M. Land Registry, General Register of Sasines or Land Register of Scotland fees (it being agreed that registration or recording at H.M. Land Registry or General Register of Sasines or Land Register of Scotland of the transfer of the Related Security to the Mortgages Trustee will not be applied for except in the circumstances specified in the Servicing Agreement); but on the basis that the Mortgages Trustee will be reimbursed such fees, charges, costs and duties and any stamp and other similar taxes or duties (including interest and penalties) by the Beneficiaries pursuant to the terms of the Mortgages Trust Deed;

       (r) Perform all required actions. On or prior to the Closing Date, each of Halifax, the Issuer, Funding 1 and the Mortgages Trustee will do all things reasonably within each of their respective powers and required of each of them on such date under the terms of the Legal Agreements to which each is a party.

       (s) Review of Related Security. Halifax will deliver to the Representatives on the date of this Agreement a letter (relating to its review of the Related Security) dated the date of this Agreement in the agreed form addressed to Halifax and the Underwriters from KPMG.

       (t) Conditions Precedent. The Issuer will use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 4 of this Agreement.

       (u) Servicing Agreement. The Issuer, Funding 1 and the Mortgages Trustee will use all reasonable endeavors to procure that Halifax complies with its obligations under the Servicing Agreement.

       (v)    Charges and Security Interests.

              (i) The Issuer will procure that each of the charges and other security interests created by or contained in the Issuer Deed of Charge is registered within all applicable time limits in all appropriate registers; and

              (ii) Funding 1 will procure that each of the charges and other security interests created by or contained in the Funding 1 Deed of Charge and the Second Supplemental Funding 1 Deed of Charge is registered within all applicable time limits in all appropriate registers.

       (w) Ratings. None of Halifax, the Issuer, Funding 1 or the Mortgages Trustee will take, or cause to be taken, any action and none of them will permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned on the Closing Date an "F1+" rating for the Series 1 Class A Issuer Notes, an "AA" rating for the Series 1 Class B Issuer Notes, a "BBB" rating for the Series 1 Class C Issuer Notes, an "AAA" rating for the Series 2 Class A Issuer Notes, an "AA" rating for the Series 2 Class B Issuer Notes and a "BBB" rating for the Series 2 Class C Issuer Notes by Fitch; a "P-1" rating for the Series 1 Class A Issuer Notes, an "Aa3" rating for the Series 1 Class B Issuer Notes, a "Baa2" rating for the Series 1 Class C Issuer Notes, an "Aaa" rating for the Series 2 Class A Issuer Notes, an "Aa3" rating for the Series 2 Class B Issuer Notes and a "Baa2" rating for the Series 2 Class C Issuer Notes by Moody's; an "A-1+" rating for the Series 1 Class A Issuer Notes, an "AA" rating for the Series 1 Class B Issuer Notes, a "BBB" for the Series 1 Class C Issuer Notes, an "AAA" rating for the Series 2 Class A Issuer Notes, an "AA" rating for the Series 2 Class B Issuer Notes and a "BBB" rating for the Series 2 Class C Issuer Notes by Standard & Poor's.

       (x) Legal Agreements. Prior to closing on the Closing Date none of Halifax, the Issuer, Funding 1 or the Mortgages Trustee will amend the terms of the executed Legal Agreements, nor execute any of the other Legal Agreements other than in the agreed form, without the consent of the Representatives (such consent not to be unreasonably withheld or delayed).

4. Conditions of Underwriters' Obligations. The obligation of each Class A Underwriter to purchase Class A Offered Notes and the obligation of each Class B/C Joint Lead Underwriter to purchase Class B/C Offered Notes on the Closing Date as provided herein is subject to the performance by the Issuer, Funding 1, the Mortgages Trustee and Halifax of their respective obligations hereunder and to the following additional conditions:

       (a) Registration Compliance; No Stop Order. The Registration Statement (or, if a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, before the determination of the public offering price of the Offered Notes; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus (including any amendments or supplements thereto) shall have been timely filed with the Commission under the Securities Act and in accordance with Section 3(b) hereof; and all requests by the Commission for additional information shall have been complied with.

       (b) Representations and Warranties. The representations and warranties of the Issuer, Funding 1, the Mortgages Trustee and Halifax contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Issuer,

              Funding 1, the Mortgages Trustee and Halifax and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and each of the Issuer, Funding 1, the Mortgages Trustee and Halifax shall have complied with all agreements and all conditions to be performed or satisfied on its respective part hereunder at or prior to the Closing Date.

       (c) No Downgrading. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have been publicly announced in the rating accorded any debt securities or preference shares of, or guaranteed by, Halifax by any of Standard & Poor's, Moody's or Fitch and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any debt securities or preference shares of, or guaranteed by, Halifax.

       (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event of a type that (i) renders untrue or incorrect any of the representations and warranties contained in Section 2 hereof as though the said representations and warranties had been given on the Closing Date with reference to the facts and circumstances prevailing at that date or (ii) causes the failure of the Issuer, Funding 1, the Mortgages Trustee or Halifax to perform each and every covenant to be performed by it pursuant to the Legal Agreements, the Loans and the Related Security on or prior to the Closing Date or (iii) involves a material adverse change or any development involving a prospective material adverse change in the financial or trading condition of any of the Issuer, Funding 1, the Mortgages Trustee or Halifax shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of any of which in the judgment of the Representatives makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus or which in the view of the Representatives has caused a material deterioration in the price and/or value of the Notes.

       (e) Officer's Certificate. The Representatives shall have received on and as of the Closing Date:

              (i) a certificate of an executive officer of each of the Issuer, Funding 1, the Mortgages Trustee and Halifax reasonably satisfactory to the Representatives confirming that such officer has carefully reviewed the Prospectus (including any amendments or supplements thereto) and, to the best knowledge of such officer, the representations set forth in Section 2(I)(a), 2(II)(a) and 2(III)(a) hereof are true and correct;

              (ii) a certificate of an executive officer of each of the Issuer, Funding 1, the Mortgages Trustee and Halifax reasonably satisfactory to the Representatives to the effect set forth in paragraphs (a), (b) and (c) above and that there has been no adverse change, nor any development involving a prospective adverse change, in or affecting the operations, properties, financial condition or prospects of the Issuer, Funding 1, the Mortgages Trustee or Halifax which is material in the context of the issue of the Notes;

              (iii) a certificate of an executive officer of the Issuer reasonably satisfactory to the Representatives confirming the solvency of the Issuer;

              (iv) a certificate of an executive officer of Funding 1 reasonably satisfactory to the Representatives confirming the solvency of Funding 1;

              (v) a certificate of an executive officer of the Mortgages Trustee reasonably satisfactory to the Representatives confirming the solvency of the Mortgages Trustee;

              (vi) a certificate of an executive officer of Halifax reasonably satisfactory to the Representatives confirming the solvency of Halifax;

              (vii) a certificate, reasonably satisfactory to the Representatives, of an executive officer of each of the Issuer Euro Currency Swap Provider and each of the Issuer Dollar Currency Swap Providers in relation to wording in the Prospectus provided by them; and

              (viii) a certificate, reasonably satisfactory to the
                     Representatives, of an executive officer of JPMorgan Chase Bank as Funding 1 Liquidity Facility Provider in relation to wording in the Prospectus provided by it.

       (f) Comfort Letters. On the date of this Agreement, KPMG shall have furnished to the Representatives, at the request of the Issuer, letters, including, without limitation, a pool report in respect of agreed upon procedures in connection with the Halifax mortgage files (with no material exceptions to the results stated therein), dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

       (g) Legal Opinions. On or prior to the Closing Date, there having been delivered to the Issuer, the Underwriters, the Note Trustee and the Security Trustee copies of opinions and disclosure letters, in form and substance reasonably satisfactory to the Representatives, the Note Trustee, the Security Trustee and the Rating Agencies, dated the Closing Date, of:

              (i) Allen & Overy LLP, legal advisers as to English law and as to US law to Halifax, Funding 1 and the Issuer, addressed to Halifax, the Mortgages Trustee, Funding 1, the Issuer, the Underwriters, the Note Trustee and the Security Trustee;

              (ii) Mourant du Feu & Jeune, legal advisers as to Jersey law to the Mortgages Trustee, addressed to the Mortgages Trustee, the Underwriters, the Note Trustee and the Security Trustee;

              (iii) Sidley Austin Brown & Wood, legal advisers as to English law and as to US law to the Underwriters, addressed to the Underwriters;

              (iv) In-house legal counsel of each Swap Provider (other than Halifax), addressed to the Underwriters, the Issuer and Halifax;

              (v) In-house legal counsel of the Funding 1 Liquidity Facility Provider addressed to the Underwriters, Funding 1, the Issuer and Halifax; and

              (vi) Shepherd+ Wedderburn, legal advisers to the Issuer and Halifax as to Scottish law addressed to Halifax, the Mortgages Trustee, Funding 1; the Issuer, the Underwriters, the Note Trustee and the Security Trustee.

       (h) Rating Agency Letters. Each Underwriter shall have received copies of letters from each Rating Agency stating that the Offered Notes are rated as set forth in Schedule II hereto by the Rating Agencies either without conditions or subject only to the execution and delivery on or before the Closing Date of the Legal Agreements and legal opinions in all material respects in the form in which they shall then have been executed and delivered on or prior to the Closing Date.

       (i) Execution of Legal Agreements and Global Issuer Notes. The execution and delivery by all parties thereto of the Legal Agreements and the Global Issuer Notes representing each class of the Offered Notes on or prior to the Closing Date.

       (j) Admission to Trading. The Offered Notes having been admitted to the Official List maintained by UK Listing Authority and the London Stock Exchange plc (the "STOCK EXCHANGE") having agreed to admission of the Offered Notes to trading on or about the Closing Date.

       (k) Certified Constitutional Documents. On or prior to the Closing Date, there having been delivered to the Representatives on behalf of the Underwriters a copy, certified by a duly authorized director or the company secretary of, as applicable, the Issuer, Funding 1, the Mortgages Trustee and Halifax of: (i) the Memorandum and Articles of Association of each of the Issuer, Funding 1, the Mortgages Trustee and Halifax; (ii) the resolution of the Board of Directors (or committee as appropriate) of each of the Issuer, Funding 1, the Mortgages Trustee and Halifax authorizing the execution of this Agreement and the other Legal Agreements and the entry into and performance of the transactions contemplated thereby; and (iii) in respect of the Issuer, the resolution of the Board of Directors of the Issuer authorising the issue of the Notes and the entry into and performance of the transactions contemplated thereby.

       (l) Circumstances for Termination. On or prior to the Closing Date, in the opinion of the Representatives, none of the circumstances described in Section 7 having arisen.

       (m) Other Issues. The Reg S Notes and the HBOS Notes having been or being issued and subscribed and paid for pursuant to the Subscription Agreement and the HBOS Subscription Agreement, respectively, prior to or contemporaneously with the issue, subscription and payment for the Offered Notes hereunder.

       (n) Mortgage Sale Agreement. All of the steps required by Clause 4 of the Mortgage Sale Agreement to be taken on or prior to the Closing Date for the purposes of the sale of the New Portfolio (including, without limitation, the assignment of the English Loans and their Related Security to the Mortgages Trustee from Halifax, the creation and effectiveness of the trust in respect of the Scottish Loans and their Related Security pursuant to the relevant Scottish Declaration of Trust by Halifax in favour of the Mortgages Trustee and, in each case, the related rights to be acquired from Halifax pursuant to the Mortgage Sale Agreement) having been taken.

       (o) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Halifax Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

       (p) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Mortgages Trustee in its jurisdiction of organization from the appropriate Governmental Authorities of such jurisdictions.

       (q) Certificate of Note Trustee. The Note Trustee having furnished to the Representatives a certificate stating that that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

       (r) Additional Documents. On or prior to the Closing Date, the Issuer, Funding 1, the Mortgages Trustee and Halifax shall have furnished to the Representatives such further certificates and documents as any Representative may reasonably request.

       All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory in all material respects to counsel for the Underwriters.

       If any of the conditions specified in this Section 4 have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in all material respects in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer, Funding 1, the Mortgages Trustee and Halifax in writing or by telephone or facsimile confirmed in writing.

       The Representatives, on behalf of the Underwriters, may, in their discretion, waive compliance with the whole or any part of this Section 4.

5.     Indemnification and Contribution.

       (a) Indemnification of the Underwriters. The Issuer (in respect of itself only), Funding 1 (in respect of itself only), the Mortgages Trustee (in respect of itself only) and Halifax (in respect of itself, the Issuer, Funding 1 and the Mortgages Trustee) agree to indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective representatives, directors, officers, employees and agents, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with investigating and defending any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information with respect to which each Underwriter has agreed to indemnify the Issuer, Funding 1, the Mortgages Trustee and Halifax pursuant to
              Section 5(b); provided further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale during the Prospectus Delivery Period by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) a copy of the Prospectus, as amended or supplemented (for purposes of this Section 5, the "FINAL PROSPECTUS") was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Notes to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Final Prospectus and such corrected Final Prospectus was delivered to such Underwriter in time so that such delivery of such Final Prospectus can take place at or prior to the delivery of the written confirmation of such sale unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Issuer, Funding 1, the Mortgages Trustee or Halifax with the provisions of
              Section 3 hereof; provided further that the references to the Registration Statement, the Preliminary Prospectus and the Prospectus in the first part of this sentence up to but excluding the first proviso (1) shall exclude the sections therein having the headings, "THE ISSUER SWAP PROVIDERS" or "THE FUNDING 1 LIQUIDITY FACILITY PROVIDER", (2) shall exclude the Information Provided by the Managers (as defined in the Subscription Agreement) in the section having the heading "Subscription and sale", and (3) shall exclude the Information Provided by the Underwriters (as defined in Section 5(b) below) in the section having the heading "UNDERWRITING".

              No Underwriter or controlling person of any Underwriter shall have any duty or obligation, whether as fiduciary for any Indemnified Person (as defined in Section 5(c)) or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Section 5(a).

              The foregoing shall be subject to the following:

              (i) Any right which at any time the Mortgages Trustee or Halifax, as the case may be, has under the existing or future laws of Jersey whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against such person in respect of the obligations hereby assumed by such person is hereby abandoned and waived.

              (ii) The Mortgages Trustee and Halifax undertake that if at any time any person indemnified sues the Mortgages Trustee or Halifax, as the case may be, in respect of any such obligations and the person in respect of whose obligations the indemnity is given is not sued also, the Mortgages Trustee or Halifax, as the case may be, shall not claim that such person be made a party to the proceedings and agrees to be bound by this indemnity whether or not it is made a party to legal proceedings for the recovery of the amount due or owing to the person indemnified, as aforesaid, by the person in respect of whose obligations the indemnity is given and whether the formalities required by any law of Jersey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

              (iii) Any right which the Mortgages Trustee or Halifax, as the case may be, may have under the existing or future laws of Jersey whether by virtue of the droit de division or otherwise to require that any liability under this indemnity be divided or apportioned with any other person or reduced in any manner whatsoever is hereby abandoned and waived.

       (b) Indemnification of the Issuer, Funding 1, the Mortgages Trustee and Halifax. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, Funding 1 and the Mortgages Trustee, each of their directors, each of their officers who signed the Registration Statement, Halifax and each person, if any, who controls the Issuer, Funding 1, Halifax or the Mortgages Trustee within the meaning of Section 15 of the Securities Act or
              Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities caused by any untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact made in reliance upon and in conformity with any information furnished to the Issuer, Funding 1, the Mortgages Trustee or Halifax in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus. The Issuer, Funding 1, the Mortgages Trustee and Halifax acknowledge that the statements set forth under the heading "Underwriting" that specify
              (i) the list of Underwriters and their respective participation in the sale of the Offered Notes, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to over-allotment transactions, short sales, stabilizing transactions, short covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus (such statements being the "INFORMATION PROVIDED BY THE UNDERWRITERS").

       (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph
              (a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) of this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defences) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) of this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defences available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the

              Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firms for the Issuer, Funding 1, the Mortgages Trustee, each of their directors or officers who signed the Registration Statement, Halifax and any control persons of the Issuer, Funding 1 and the Mortgages Trustee shall be designated in writing by the Issuer, Funding 1, the Mortgages Trustee or Halifax, as the case may be. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have either reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or objected to such request in writing prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

       (d)    Contribution. If the indemnification provided for in paragraphs
              (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, severally (or, with respect to Halifax, in respect of itself, the Issuer, Funding 1 and the Mortgages Trustee) agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, Funding 1, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer, Funding 1, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, Funding 1, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer from the sale of the Offered Notes and the total underwriting discounts, fees and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Notes. The relative fault of the Issuer, Funding 1, the Mortgages Trustee and Halifax on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, Funding 1, the Mortgages Trustee, Halifax or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       (e) Limitation on Liability. The Issuer, Funding 1, the Mortgages Trustee, Halifax and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts, fees and commissions received by such Underwriter with respect to the offering of the Offered Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5 are several in proportion to their respective purchase obligations hereunder and not joint.

       (f) Non-Exclusive Remedies. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

6. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

7. Termination. This Agreement may be terminated by the Representatives by notice to the Issuer, Funding 1, the Mortgages Trustee and Halifax, if after the execution and delivery of this Agreement and prior to the Closing Date:

       (a) (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representatives is material and adverse and makes it impracticable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated by this Agreement and the Prospectus or which in the view of the Representatives has caused a material deterioration in the price and/or value of the Notes; or

       (b) if there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the warranties and representations contained in Section 2 (or any deemed repetition thereof) or failure to perform any of the Issuer's or Halifax's covenants or agreements in this Agreement in any material respect; or

       (c) if any condition specified in Section 4 has not been satisfied or waived by the Representatives on behalf of the Underwriters;

       (d)    the HBOS Subscription Agreement is terminated; or

       (e)    the Subscription Agreement is terminated.

       If this Agreement shall be terminated pursuant to Clause 7 hereof, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement except that (a) the Issuer shall remain liable under Clause 10 for the payment of costs and expenses already incurred or incurred in consequence of such termination, and if the Issuer shall not pay such costs and expenses, Funding 1, the Mortgages Trustee and Halifax shall be liable for the payment of such costs and expenses already incurred or incurred in consequence of such termination for which the Issuer was liable under Clause 10, (b) the parties hereto shall remain liable under the indemnity provisions and contribution provisions set forth in Clause 5 and in respect of accrued liabilities and (c) the representations and agreements of the Underwriters made in Clause 1(h) of this Agreement, which would have continued in accordance with Clause 12 had the arrangements for the underwriting and issue of the Notes been completed, shall so continue.

8.     Listing.

       (a) Application for Listing. The Issuer confirms that it has authorized the Representatives to make or cause to be made at the Issuer's expense applications on the Issuer's behalf for the Offered Notes to be admitted to the Official List of the UK Listing Authority and for the Notes to be admitted to trading on the Stock Exchange.

       (b) Supply of Information. The Issuer agrees to supply to the Representatives for delivery to the UK Listing Authority and the Stock Exchange copies of the Prospectus (including any amendments or supplements thereto) and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

       (c) Maintenance of Listing. The Issuer agrees to use its reasonable endeavours to maintain a listing of the Offered Notes on the Official List of the UK Listing Authority and the admission of the Notes to trading on the Stock Exchange for as long as any of the Offered Notes are outstanding and to pay all fees and supply all further documents, information and undertakings and publish all advertisements or other material as may be necessary for such purpose. However, if such listing becomes impossible, the Issuer will obtain, and will thereafter use its best endeavours to maintain, a quotation for, or listing of, the Offered Notes on or by such other stock exchange, competent listing authority and/or quotation system as is commonly used for the quotation or listing of debt securities as it may, with the approval of the Representatives (such approval not to be unreasonably withheld or delayed), decide.

9.     Defaulting Underwriter.

       (a) If, on the Closing Date, any Class A Underwriter defaults on its obligation to purchase the Class A Offered Notes that it has agreed to purchase hereunder, the non-defaulting Class A Underwriters may in their discretion arrange for the purchase of such Class A Offered Notes by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Class A Underwriter, the non-defaulting Class A Underwriters do not arrange for the purchase of such Class A Offered Notes, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons to purchase such Class A Offered Notes on such terms. If other persons become obligated or agree to purchase the Class A Offered Notes of a defaulting Class A Underwriter, either the non-defaulting Class A Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Class A Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

              If, on the Closing Date, a Class B/C Joint Lead Underwriter defaults on its obligation to purchase the Class B/C Offered Notes that it has agreed to purchase hereunder, the non-defaulting Class B/C Joint Lead Underwriter may in its discretion arrange for the purchase of such Class B/C Offered Notes by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by a Class B/C Joint Lead Underwriter, the non-defaulting Class B/C Joint Lead Underwriter does not arrange for the purchase of such Class B/C Offered Notes, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons to purchase such Class B/C Offered Notes on such terms. If other persons become obligated or agree to purchase the Class B/C Offered Notes of a defaulting Class B/C Joint Lead Underwriter, either the non-defaulting Class B/C Joint Lead Underwriter or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Class B/C Joint Lead Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

              As used in this Agreement, the terms "Class A Underwriter" and "Underwriter" include, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 9, purchases Class A Offered Notes that a defaulting Class A Underwriter agreed but failed to purchase. As used in this Agreement, the terms "Class B/C Joint Lead Underwriter" and "Underwriter" include, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this
              Section 9, purchases Class B/C Offered Notes that a defaulting Class B/C Joint Lead Underwriter agreed but failed to purchase.

       (b) If, after giving effect to any arrangements for the purchase of the Class A Offered Notes of a defaulting Class A Underwriter or Class A Underwriters by the non-defaulting Class A Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class A Offered Notes that remains unpurchased does not exceed ten percent of the aggregate principal amount of all the Offered Notes, then the Issuer shall have the right to require each non-defaulting Class A Underwriter to purchase the principal amount of Class A Offered Notes that such Class A Underwriter agreed to purchase hereunder plus such Class A Underwriter's pro rata share (based on the principal amount of

              Class A Offered Notes that such Class A Underwriter agreed to purchase hereunder) of the Class A Offered Notes of such defaulting Class A Underwriter or Class A Underwriters for which such arrangements have not been made.

              If, after giving effect to any arrangements for the purchase of the Class B/C Offered Notes of the defaulting Class B/C Joint Lead Underwriter by the non-defaulting Class B/C Joint Lead Underwriter and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class B/C Offered Notes that remains unpurchased does not exceed ten percent of the aggregate principal amount of all the Offered Notes, then the Issuer shall have the right to require the non-defaulting Class B/C Joint Lead Underwriter to purchase the principal amount of Class B/C Offered Notes that such Class B/C Joint Lead Underwriter agreed to purchase hereunder plus the Class B/C Offered Notes of the defaulting Class B/C Joint Lead Underwriter for which such arrangements have not been made.

       (c) If, after giving effect to any arrangements for the purchase of the Class A Offered Notes of a defaulting Class A Underwriter or Class A Underwriters by the non-defaulting Class A Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class A Offered Notes that remains unpurchased exceeds ten percent of the aggregate principal amount of all the Offered Notes, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Class A Underwriters, the Class B/C Joint Lead Underwriters or the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 5 hereof shall not terminate and shall remain in effect.

              If, after giving effect to any arrangements for the purchase of the Class B/C Offered Notes of the defaulting Class B/C Joint Lead Underwriter by the non-defaulting Class B/C Joint Lead Underwriter and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Class B/C Offered Notes that remains unpurchased exceeds ten percent of the aggregate principal amount of all the Offered Notes, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Class B/C Joint Lead Underwriter, the Class A Underwriters or the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 5 hereof shall not terminate and shall remain in effect.

       (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or any non-defaulting Underwriter for damages caused by its default.

10.    Payment of Expenses.

       (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer will pay or cause to be paid the following (together with (i) in respect of taxable supplies made to the Issuer, any amount in respect of value added tax or similar tax payable in respect thereof against production of a valid tax invoice and (ii) in respect of taxable supplies made to a person other than the Issuer, any amount in respect of Irrecoverable VAT (for the purposes of this Agreement "IRRECOVERABLE VAT" means any amount in respect of VAT incurred by a party to the Transaction Documents (for the purposes of this definition, a "RELEVANT PARTY") as part of a payment in respect of which it is entitled to be indemnified under the relevant Transaction Documents to the extent that the Relevant Party does not or will not receive and retain a credit or repayment of such VAT as input tax (as that expression is defined in section 24(1) of the Value Added Tax Act
              1994) for the prescribed accounting period (as that expression is used in section 25(1) of the Value Added Tax Act 1994) to which such input tax relates) or similar tax payable in respect thereof against production of a valid tax invoice): (i) the costs of the Issuer incident to the authorization, issuance, preparation and delivery of the Notes; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of the preparation and execution of the Legal Agreements and any other relevant documents and the issue of the Offered Notes and compliance with the Conditions of the Offered Notes, including the reproduction and distribution thereof; (iv) the fees and expenses of counsel to the Issuer, Funding 1, the Mortgages Trustee and the independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Notes under such United States state securities, Blue Sky or similar laws as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by Rating Agencies for rating the Offered Notes and annual fees in connection with such rating or any other rating from the Rating Agencies for the Offered Notes; (vii) the fees and expenses of the Note Trustee, the Security Trustee, the US Paying Agent, Agent Bank, any paying agent in connection with the preparation and execution of the Legal Agreements and any other relevant documents and the issue of the Offered Notes and compliance with the Conditions of the Offered Notes (including related fees and expenses of any counsel to the Note Trustee and the Security Trustee) and the initial fees and expenses of The Depository Trust Company in relation to the Offered Notes (excluding any such fees and expenses arising as a result of any transfer of the Offered Notes); (viii) all expenses and application fees incurred in connection with any filing with the National Association of Securities Dealers, Inc.; (ix) the fees and expenses payable in connection with obtaining and maintaining the admission to trading of the Offered Notes on the Stock Exchange; (x) all out-of-pocket expenses (excluding legal expenses) incurred by the Representatives on behalf of the Underwriters in connection with the transactions contemplated hereby; (xi) all expenses incurred by the Representatives in connection with any "road show" presentation to potential investors; and (xii) any amount in respect of fees and disbursements of the Underwriters' counsel, subject to any agreed limit or cap on fees.

       (b) The Issuer will reimburse the Underwriters for all amounts in connection with the issue of the Notes which it has agreed to pay pursuant to Section 10(a).

       (c) For the avoidance of doubt, references to costs and expenses in this Agreement shall be deemed to include, in addition, references to any irrecoverable UK value added tax payable in respect of such costs and expenses.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Issuer, Funding 1, the Mortgages Trustee, each of their officers and directors and any controlling persons referred to herein, Halifax, the Underwriters, their respective affiliates and any controlling persons referred to herein, and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.    Survival.

       (a) The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, Funding 1, the Mortgages Trustee, Halifax and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, Funding 1, the Mortgages Trustee, Halifax or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Issuer, Funding 1, the Mortgages Trustee, Halifax or the Underwriters.

       (b) Save for their respective responsibilities to comply with relevant representations and warranties set forth herein, neither the Issuer, Funding 1, the Mortgages Trustee nor Halifax shall have any responsibility in respect of the legality of the Underwriters or other persons offering and selling the Notes in any jurisdiction or in respect of the Notes qualifying for sale in any jurisdiction.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "BUSINESS DAY" (unless otherwise indicated to be a London Business Day) means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

14.    Miscellaneous.

       (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

       (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication in accordance with the following information (all notices to the Class A Underwriters shall be given to the Class A Representatives):

              (i)    Class A Representatives

                     Citigroup Global Markets Limited
                     Citigroup Centre
                     Canada Square
                     London E14 5LB
                     (Fax: +44 (0)20 7986 4740)
                     (Telephone: +44 (0)20 7*)
                     Attention: Debt Syndicate Desk

                     Credit Suisse First Boston (Europe) Limited
                     One Cabot Square
                     London  E14 4QJ
                     (Fax: + 44 (0) 20 7888 3423)
                     Attention: Syndicate Desk

                     with a copy in each case to:

                     Credit Suisse First Boston LLC
                     Eleven Madison Avenue
                     New York, New York 10010
                     (Fax:  (212) 325 8278)
                     Attention:  Transaction Advisory Group

              and

                     Deutsche Bank Securities Inc.
                     60 Wall Street
                     New York New York 10005
                     (Fax: +1 212 250 7730)
                     Attention: Securitized Products Group

              (ii)   Class B/C Joint Lead Underwriters

                     Citigroup Global Markets Limited
                     Citigroup Centre
                     Canada Square
                     London E14 5LB
                     (Fax: +44 (0)20 7986 4740)
                     (Telephone: +44 (0)20 7986 9000)
                     Attention: Debt Syndicate Desk

              and

                     Credit Suisse First Boston (Europe) Limited
                     One Cabot Square
                     London  E14 4QJ
                     (Fax: +44 (0) 20 7888 3719)
                     Attention: Syndicate Desk

                     with a copy in each case to:

                     Credit Suisse First Boston LLC
                     Eleven Madison Avenue
                     New York, New York 10010
                     (Fax:  (212) 325 8278)
                     Attention:  Transaction Advisory Group

              (iii)  Issuer

                     Blackwell House
                     Guildhall Yard
                     London EC2V 5AE
                     (Fax:  020 7556 0975)
                     Attention:  The Directors

              (iv)   Funding 1

                     Blackwell House
                     Guildhall Yard
                     London EC2V 5AE
                     (Fax:  020 7556 0975)
                     Attention:  The Directors

              (v)    Mortgages Trustee

                     47 Esplanade
                     St. Helier
                     Jersey JE1 0BD
                     (Fax:  01534 726391)
                     Attention:  The Directors

              (vi)   Halifax

                     Trinity Road
                     Halifax (LP/3/3/SEC)
                     West Yorkshire
                     HX1 2RG
                     (Fax:  020 7574 8784)
                     Attention:  Tracey Hill

       (c) Appointment of Process Agent. Each of the Issuer, Funding 1, the Mortgages Trustee and Halifax hereby designates and appoints Puglisi & Associates, 850 Library Ave., Suite 204, Newark, DE 19711 (the "Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Issuer, Funding 1, the Mortgages Trustee or Halifax, as applicable. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 14(c) and reasonably satisfactory to the Representatives. If the Process Agent shall cease to act as agent for service of process, the Issuer, Funding 1, the Mortgages Trustee and Halifax shall appoint, without unreasonable delay, another such agent, and notify the Representatives of such appointment. Each of the Issuer, Funding 1, the Mortgages Trustee and Halifax represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing and the Issuer, Funding 1, the Mortgages Trustee and Halifax hereby authorize and direct the Process Agent to accept such service. Each of the Issuer, Funding 1, the Mortgages Trustee and Halifax further agree that service of process upon the Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 14(c) shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

       (d) Consent to Jurisdiction. Each of the parties hereto submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

       (e) Non Petition and Limited Recourse. Each of the Managers agree with the Issuer, Funding 1 and the Mortgages Trustee, that it shall not, until the expiry of one year and one day after the payment of all sums outstanding and owing under the Notes (in respect of the Issuer) and until the expiry of one year and one day after the payment of all sums outstanding and owing under any intercompany loan made to Funding 1 by the Issuer or any other company (in respect of the Mortgages Trustee and Funding 1) take any corporate action or other steps or legal proceedings for the winding-up, dissolution, arrangement, reconstruction or re-organisation or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of the Issuer, the Mortgages Trustee or Funding 1 or any, or all of, their respective assets or revenues. To the extent permitted by law, no recourse under any obligation, covenant or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of the Issuer, Funding 1 or the Mortgages Trustee, by the enforcement of any assessment or by any legal proceedings, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each of the Issuer, Funding 1 and the Mortgages Trustee expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Issuer, Funding 1 or the Mortgages Trustee contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

       (f) Foreign Taxes. All payments to be made by the Issuer, Funding 1, the Mortgages Trustee and Halifax hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges, excluding for the purposes of this Section 14(e), (a) any taxes which are payable as a consequence of any Underwriter having a necessary connection with the relevant taxing jurisdiction and (b) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or the State of New York (all such non-excluded taxes, duties or charges, "FOREIGN TAXES"), unless the Issuer, Funding 1, the Mortgages Trustee or Halifax, as applicable, is compelled by law to deduct or withhold such Foreign Taxes. In that event, the Issuer, Funding 1, the Mortgages Trustee or Halifax, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

       (g) Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer, Funding 1, the Mortgages Trustee or Halifax is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the "JUDGMENT RATE") at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET RATE") at which the person to whom such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer, Funding 1, the Mortgages Trustee or Halifax, as applicable, to the Payee and
              (b) if positive by the Payee to the Issuer, Funding 1, the Mortgages Trustee or Halifax, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer, Funding 1, the Mortgages Trustee, Halifax and/or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

       (h) Governing Law. THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS RULES THEREOF (OTHER THAN AS CONTAINED IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

       (i) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

       (j) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

       (k) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

       If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PERMANENT FINANCING (No. 6) PLC





By ___________________
         Name:
         Title:

PERMANENT FUNDING (NO.1) LIMITED





By ___________________
         Name:
         Title:

PERMANENT MORTGAGES TRUSTEE LIMITED





By ___________________
Authorised Signatory

HALIFAX plc





By ___________________
         Name:
         Title:

Accepted:                                                     November 5, 2004



CITIBANK GLOBAL MARKETS LIMITED

For itself as a Representative of and on behalf of the other Class A Underwriters listed in Schedule I hereto (other than Credit Suisse First Boston (Europe) Limited, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.)


By ___________________
Authorised Signatory

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED


By ___________________
Authorised Signatory

DEUTSCHE BANK SECURITIES INC.
For itself as a Representative of and on behalf of J.P. Morgan Securities Inc.


By ___________________
Authorised Signatory

                                   SCHEDULE I

                       AGGREGATE INITIAL PRINCIPAL AMOUNT
                         OF CERTIFICATES TO BE PURCHASED

                                                    Series 1          Series 2
                                                     Class A          Class A
                                                  Issuer Notes      Issuer Notes

Class A Representatives and Class A
Underwriters:

Citigroup Global Markets Limited                  $333,300,000     $333,300,000
Credit Suisse First Boston
  (Europe) Limited                                $333,300,000     $333,300,000
Deutsche Bank Securities Inc.                     $333,400,000     $333,400,000
ABN Amro Bank N.V., London Branch                       __               __
IXIS Corporate and Investment Bank                      __               __
J.P. Morgan Securities Inc.                             __               __


                                                    Series 1          Series 2
                                                     Class B          Class B
                                                  Issuer Notes      Issuer Notes

Class B/C Joint Lead Underwriters:

Citigroup Global Markets Limited                   $17,900,000       $17,900,000
Credit Suisse First Boston (Europe) Limited        $17,900,000       $17,900,000


                                                    Series 1          Series 2
                                                     Class C          Class C
                                                  Issuer Notes      Issuer Notes

Class B/C Joint Lead Underwriters:

Citigroup Global Markets Limited                   $17,350,000      $17,350,000
Credit Suisse First Boston (Europe) Limited        $17,350,000      $17,350,000

                                   SCHEDULE II

                              OFFERED NOTES RATING

Designation                         Standard & Poor's      Moody's      Fitch
Series 1 Class A Issuer Notes            A-1+               P-1          F1+
Series 1 Class B Issuer Notes            AA                 Aa3          AA
Series 1 Class C Issuer Notes            BBB                Baa2         BBB
Series 2 Class A Issuer Notes            AAA                Aaa          AAA
Series 2 Class B Issuer Notes            AA                 Aa3          AA
Series 2 Class C Issuer Notes            BBB                Baa2         BBB